                                                                    EXHIBIT 10.9
===============================================================================









                                    FORM OF


                         GENERAL PARTNERSHIP AGREEMENT


                        OF NATIONAL ADVERTISING PARTNERS











===============================================================================

                               TABLE OF CONTENTS

                                                         Page
                                                         ----
ARTICLE I   DEFINITIONS

ARTICLE II  FORMATION OF GENERAL PARTNERSHIP

    2.1     Formation.................................... 14
    2.2     Name......................................... 14
    2.3     Compliance with Partnership and Other Laws... 14
    2.4     Term......................................... 15
    2.5     Principal Place of Business.................. 15
    2.6     Purpose...................................... 15
    2.7     Qualification in other Jurisdictions......... 16
    2.8     Ownership of Property........................ 16

ARTICLE III PARTNERSHIP CAPITAL

    3.1     Capital Contributions........................ 16
    3.2     Failure to Make Capital Contributions........ 17
    3.3     Capital Accounts............................. 23
    3.4     Allocation of Items of Partnership Income,
              Gain, Loss, Deduction and Credit........... 26
    3.5     Distributions................................ 30
    3.6     Partnership Funds............................ 31
    3.7     Borrowings................................... 32

ARTICLE IV  MANAGEMENT OF THE PARTNERSHIP

    4.1     Management of the Partnership's Business..... 32
    4.2     Partners' Committee.......................... 34
    4.3     Extraordinary Decisions...................... 36
    4.4     Budget and Business Plan Approval............ 37
    4.5     Limitation on Agency......................... 42
    4.6     Managing Partner's Services and Expenses..... 43
    4.7     Liability of Partners' Committee and Managing
              Partner.................................... 44
    4.8     Indemnification.............................. 45
    4.9     Contracts with Related Persons and Partner
              Associates................................. 46
    4.10    Approved Agreements.......................... 50
    4.11    Unanimous Actions by Partners................ 50
    4.12    Removal of Managing Partner.................. 52

                                                         Page
                                                         ----

ARTICLE V   BOOKS AND RECORDS; REPORTS TO PARTNERS

    5.1     Books and Records............................ 53
    5.2     Financial Reports............................ 54
    5.3     Tax Returns and Information.................. 56

ARTICLE VI  PLEDGES, TRANSFERS, ADMISSIONS, WITHDRAWALS

    6.1     Transfer by Partners......................... 60
    6.2     Additional Provisions Relating to Transfer... 64
    6.3     Effect of Attempted Transfer; Withdrawals and
              Admissions Generally....................... 67
    6.4     Tax Allocation Adjustments; Distributions
              After Transfer............................. 67
    6.5     Certain Affiliate Transferee Transactions Not
              Deemed Transfers........................... 68
    6.6     IPO-Call Procedure........................... 69

ARTICLE VII EVENTS OF DEFAULT

    7.1     Events of Default............................ 73
    7.2     Remedies of Non-Defaulting Partners.......... 74

ARTICLE VIII DURATION AND TERMINATION OF THE PARTNERSHIP

    8.1     Events of Termination........................ 76
    8.2     Winding-Up................................... 77
    8.3     Purchase Option Upon Bankruptcy of a Partner. 79

ARTICLE IX  COVENANTS, REPRESENTATIONS AND WARRANTIES

    9.1     Compliance with Applicable Law............... 81
    9.2     No Restrictive Covenants..................... 81
    9.3     Indemnification of Partners; Contribution.... 82
    9.4     Notice of Change in Control and Indirect
              Transfer................................... 83

ARTICLE X   MISCELLANEOUS

    10.1    Waiver of Partition.......................... 83
    10.2    Modification; Waivers........................ 83
    10.3    Entire Agreement............................. 84
    10.4    Severability................................. 85
    10.5    Notices...................................... 85
    10.6    Successors and Assigns....................... 87
    10.7    Counterparts................................. 87
    10.8    Headings; Cross-references................... 87
    10.9    Construction................................. 87
    10.10   Property Rights; Confidentiality............. 88

                                                         Page
                                                         ----

    10.11   Non-Recourse................................. 89
    10.12   Further Actions.............................. 90
    10.13   Survival..................................... 90
    10.14   Governing Law................................ 90
    10.15   No Right of Set-Off.......................... 91
    10.16   Expenses of the Parties...................... 91
    10.17   Unregistered Interests....................... 91

ANNEXES
-------
A  Approved Agreements of the Partnership
B  Budget and Business Plan
C  Form of Subordinated Note
D  Allocation Policy for Indirect Expenses

          THIS GENERAL PARTNERSHIP AGREEMENT (the "Agreement") of National Advertising Partners, a general partnership organized under the laws of the State of New York (the "Partnership"), made as of [INSERT EFFECTIVE DATE], is entered into by and between Rainbow Advertising Holdings, L.L.C., a Delaware limited liability company ("Rainbow Partner"), and Fox Sports Ad Sales Holdings LLC, a Delaware limited liability company ("Fox/Liberty Partner").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Rainbow Partner and Fox/Liberty Partner desire to form the Partnership, to, among other things, own and operate a national advertising business to sell advertising for national and regional sports networks and pursue other interests described herein.

          WHEREAS, pursuant to the Formation Agreement, dated as of June 22, 1997, between Rainbow Media Sports Holdings, Inc. and Fox/Liberty Networks, LLC (the "Formation Agreement"), Rainbow Partner and Fox/Liberty Partner are contributing certain assets to the Partnership.

          WHEREAS, Rainbow Partner and Fox/Liberty Partner wish to set forth their respective rights and obligations with respect to the formation of the Partnership under the Partnership Law of the State of New York.

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:


                                   ARTICLE I
                                   ---------

                                  DEFINITIONS

          As used herein, the following terms have the meanings assigned to them in this Article (except as otherwise expressly provided) and include the plural as well as the singular, and all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, as in effect from time to time and any capitalized term used herein and not defined in this
Article is defined in the provision of this Agreement where such term is first used:

          Adjusted Capital Account Deficit:  With respect to any Partner, the
          --------------------------------
     deficit balance, if any, in such Partner's Capital Account as of the end of the relevant taxable period, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts that such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the next-to-last sentences of Treasury Regulations Section 1.704-2(g)(1) and Treasury Regulations Section 1.704-2(i)(5), and (ii) debit to such Capital Account the items described in Treasury Regulations
     Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          Affiliate:  As to any Person, any other Person that directly or
          ---------
     indirectly through one or more intermediaries is Controlled by, Controls or is under common Control with, such Person. For purposes of this definition,
     (x) so long as Liberty owns, directly or indirectly, an interest in Fox/Liberty Partner, any Affiliate of Fox/Liberty Partner shall be deemed an Affiliate of Liberty, and Liberty shall be deemed an Affiliate of Fox/Liberty Partner and any Affiliate of Liberty shall be deemed an

     Affiliate of Fox/Liberty Partner, (y) so long as Fox owns, directly or indirectly, an interest in Fox/Liberty Partner, any Affiliate of Fox/Liberty Partner shall be deemed an Affiliate of Fox, and Fox shall be deemed an Affiliate of Fox/Liberty Partner and any Affiliate of Fox shall be deemed an Affiliate of Fox/Liberty Partner and (z) Twentieth Holdings Corporation and its Subsidiaries shall be deemed to be Affiliates of Fox. Notwithstanding the foregoing, (i) neither the Partnership nor any Person Controlled by the Partnership shall be deemed to be an "Affiliate" of any Partner or of any Affiliate of any Partner, (ii) no Partner or any Affiliate thereof shall be deemed to be an "Affiliate" of any other Partner or any Affiliate thereof solely by virtue of its Interest in the Partnership, and (iii) neither Liberty or its Affiliates (other than Fox/Liberty Partner) on the one hand nor Fox or its Affiliates (other than Fox/Liberty Partner) on the other hand shall be deemed to be an "Affiliate" of the other solely by virtue of the ownership of Fox/Liberty Partner by Fox and Liberty or their respective Affiliates.

          Affiliate Transferee:  As defined in Section 6.5(a).
          --------------------

          Agreement:  This General Partnership Agreement, as the same may be
          ---------
     amended from time to time in accordance with the provisions hereof.

          Allocated Interest Offer Price:  In the case of any proposed sale of
          ------------------------------
     an Offered Interest (as defined in Section 6.1(b)) in conjunction with other property owned by a Partner or an Affiliate of a Partner, an amount equal to the product of the aggregate consideration, including, without limitation, the assumption of debt and any contractual payments to be received for all such property and a fraction, the numerator of which is equal to the Fair Market Value of the Offered Interest and the denominator of which is equal to the Fair Market Value of all such property to be sold.

          Annual Maximum Amount:  $250,000 (increased or decreased annually by a
          ---------------------
     percentage equal to the percentage increase or decrease for the immediately preceding year in the Consumer Price Index).

          Appraiser:  An independent investment banking firm appointed in
          ---------
     accordance with the terms of this Agree-ment that (a) is not (i) an Affiliate, or an officer, director, employee or holder of any voting securities of the Partnership or any Partner or (ii) an officer, director, employee or holder of more than 5% of the voting securities of any Affiliate of any Partner, and (b) is engaged as a regular part of its business in the valuation of business entities.

          Approved Agreements:  The agreements listed in Annex A to this
          -------------------
     Agreement as the same may be amended from time to time in accordance with the provisions hereof and thereof.

          Arm's-length basis:  As to any transaction, agreement or other
          ------------------
     arrangement, being on terms that would be reached by unrelated parties not under any compulsion to contract.

          Bankruptcy:  The "Bankruptcy" of a Partner shall be deemed to have
          ----------
     occurred and a Partner shall be "Bankrupt" for purposes of this Agreement upon the happening of any of the following:

               (a) The valid appointment of a receiver or trustee to administer all or a substantial portion of a Partner's assets or a Partner's Interest in the Partnership;

               (b) The filing by a Partner of a voluntary petition for relief under the Bankruptcy Code or of a pleading in any court of record admitting in writing its inability to pay its debts generally as they become due;

               (c) The making by a Partner of a general assignment for the benefit of creditors;

               (d) The filing by a Partner of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a petition for relief filed against it in any proceeding under the Bankruptcy Code; or

               (e) The entry of an order, judgment or decree by any court of competent jurisdiction, granting relief against a Partner in a proceeding under the Bankruptcy Code, and such order, judgment or decree continuing unstayed and in effect for a period of thirty (30) days after such entry.

          Bankruptcy Code:  The Bankruptcy Reform Act of 1978, as amended from
          ---------------
   time to time, any successor federal statute or any state law for the relief of debtors.

          Bona Fide Offer:  As defined in Section 6.1(b).
          ---------------

          Budget:  At any time, the then-effective annual operating and capital
          ------
     budget for the Partnership, approved in the manner contemplated by Section 4.4.

          Business Day:  Each Monday, Tuesday, Wednesday, Thursday or Friday
          ------------
     which is not a day on which banking institutions in New York City are authorized or obligated by law to close.

          Business Plan:  The business plan for the Partnership for the period
          -------------
     from January 1, 1997 through December 31, 2001, a copy of which is annexed hereto as Annex B, or the five-year business plan for the Partnership most recently approved by the Partners' Committee pursuant to Section 4.4, as the case may be.

          Call Price: As defined in Section 6.6(b).
          ----------

          Capital Account:  As defined in Section 3.3(a).
          ---------------

          Change in Control:  As to any Partner, a change, shift or transfer of
          -----------------
     Control with respect to such Partner (including any change in the Control of any entity Controlling such Partner). Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to (i) Rainbow Partner as a result of a change, shift or transfer of Control with respect to RMH or any Person Controlling RMH; (ii) Fox/Liberty Partner as a result of a change, shift or transfer of Control with respect to Liberty or any Person Controlling Liberty; or (iii) Fox/Liberty Partner as a result of a change, shift or transfer of Control with respect to Fox or any Person Controlling Fox.

          Code:  The United States Internal Revenue Code of 1986, as amended
          ----
     from time to time, or any successor statute or statutes to the Internal Revenue Code of 1986.

          Complying Partner:  As defined in Section 3.2(a).
          -----------------

          Consolidated Entity:  Any entity in which the Partnership has an
          -------------------
     equity interest and the accounts of
     which are, in accordance with GAAP, consolidated with those of the Partnership for financial reporting purposes.

          Consumer Price Index:  The Consumer Price Index - All Urban Consumers
          --------------------
     (All Items) published by the U.S. Bureau of Labor Statistics or, if such index shall no longer be published, any comparable measure of changes in consumer prices on a national basis that is prepared and published periodically by an agency of the United States Government.

          Contributing Partner:  As defined in Section 3.2(a).
          --------------------

          Contribution Date:  As defined in Section 3.1(a).
          -----------------

          Control:  As to any Person, the possession, directly or indirectly, of
          -------
     the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

          Corporation:  a Person succeeding to the business of the Partnership
          -----------
     by merger or otherwise for the purpose of facilitating an Initial Public Offering, the ownership of which immediately following such reorganization or restructuring is in the same relative proportion to the Sharing Percentages of the Partners immediately prior thereto; provided, that the
                                                            --------
     securities issued to each Partner are of the same class of securities to be issued in the Initial Public Offering.

          CSC:  Cablevision Systems Corporation, a Delaware corporation.
          ---

          Current Market Price:  Shall mean, per share or unit of Marketable
          --------------------
     Securities on any date specified, the average of the daily market prices of such Marketable Securities for the 20 consecutive Business Days ending on the second Business Day prior to such date. The daily market price of Marketable Securities on any Business Day will be (a) the last sale price on such day on the principal stock exchange on which such share or unit of Marketable Securities is then listed or admitted to trading (including the Nasdaq National Market System if such Marketable Securities are admitted to trading thereon), or (b) if no sale takes place on such date on any exchange on which such share or unit of Marketable Securities is listed or admitted to trading, the average of the reported closing bid and asked prices on such day as officially noted on any exchange.

          Damages:  As defined in Section 7.2.
          -------

          Defaulting Partner:  As defined in Section 7.1(a).
          ------------------

          Deferred Budget Decision:  A circumstance in which Management Overhead
          ------------------------
     allocated to the Partnership pursuant to Section 4.6 is being disputed or has otherwise not been definitively established and is the only remaining disputed or unestablished item with respect to a Proposed Budget.

          Delinquent Partner:  As defined in Section 3.2(c).
          ------------------

          Designee:  An Affiliate of an Offeree designated by the Offeree to
          --------
     purchase an Interest.

          Disinterested Partner: is a Partner or Partners who are not benefitted
          ---------------------
     by, and none of whose Partner Associates is benefitted by, the terms of the Related Advertising Agreement in question or the actions in question which may affect a Related Advertising Agreement or a Partner or Partner Associate.

          Effective Date:  [INSERT THE CLOSING DATE OF THE TRANSACTIONS
          --------------
     CONTEMPLATED BY THE FORMATION AGREEMENT].

          Event of Default:  As defined in Section 7.1.
          ----------------

          Event of Termination:  As defined in Section 8.1.
          --------------------

          Excess Contribution:  As defined in Section 3.2(a).
          -------------------

          Extraordinary Decision:  As defined in Section 4.3.
          ----------------------

          Fair Market Value:  As to any property, the price at which a willing
          -----------------
     seller would sell and a willing buyer would buy such property having full knowledge of the facts, and assuming each party acts on an Arm's-length basis with the expectation of concluding the purchase or sale within a reasonable time. Except as provided herein, in any case where there is a dispute as to the Fair Market Value of any property, such dispute shall be determined by an Appraiser selected jointly by the applicable Partners or, if the applicable Partners are not able to agree on an

     Appraiser, each applicable Partner shall select an Appraiser and the Appraisers so selected shall select another Appraiser, which shall determine the Fair Market Value of the property in question.

          Fiscal Year:  As defined in Section 5.1(c).
          -----------

          Forfeited Partner:  As defined in Section 3.2(c).
          -----------------

          Fox:  Fox Inc., a Colorado corporation, and any entity succeeding to
          ---
     all or substantially all of the assets of Fox Inc.

          Fox/Liberty Partner:  Fox Sports Ad Sales Holdings LLC, a Delaware
          -------------------
     limited liability company.

          GAAP:  Generally accepted accounting principles as in effect in the
          ----
     United States from time to time and consistently applied.

          Indirect Transfer:  With respect to an Interest, a transfer of Control
          -----------------
     of the Partner directly owning such Interest or of any Affiliate of a Partner more than 50% of the Fair Market Value of which is attributable, directly or indirectly, to such Interest; provided, that, any transaction
                                               --------  ----
     which is not a Change in Control by virtue of the second sentence of the definition of "Change in Control" shall similarly not be an Indirect Transfer.

          Initial Capital Account Balance:  The Initial Capital Account Balance
          -------------------------------
     of each Partner shall be as follows:

          Rainbow Partner:                    $10,000,000
          Fox/Liberty Partner:                $10,000,000

          Initial Public Offering:  As to the Partnership or the Corporation, an
          -----------------------
     initial public offering of the securities of the Partnership or the Corporation pursuant to a registration statement filed pursuant to the Securities Act of 1933 that results in a class of securities of the Partnership or the Corporation being required to be registered pursuant to
     Section 12 of the Securities Exchange Act of 1934.

          Interest:  As to each Partner, such Partner's rights to participate in
          --------
     the income, gains, losses, deductions and credits of the Partnership, together with all other rights and obligations of such Partner under this Agreement.

          IPO-Call Closing Date:  As defined in Section 6.6(d).
          ---------------------

          IPO-Call Notice:  As defined in Section 6.6(a).
          ---------------

          IPO-Call Notice Window:  (i) the 30 days following the fifth
          ----------------------
     anniversary of the Effective Date and (ii) the 30 days following each third anniversary of the fifth anniversary of the Effective Date; provided that
                                                                 --------
     in every case there shall not be an IPO-Call Notice Window if an Initial Public Offering of the Partnership or the Corporation has occurred prior to such date.

          IPO-Call Procedure:  As defined in Section 6.6(a).
          ------------------

          Liberty:  Liberty Media Corporation, a Delaware corporation, and any
          -------
     entity succeeding to all or substantially all of its assets.

          Losses:  As defined in Section 3.4(a).
          ------

          Make-up Amount:  As defined in Section 3.2(c).
          --------------

          Make-up Contribution:  As defined in Sec tion 3.2(c).
          --------------------

          Management Overhead:  Expenses of Related Persons with respect to the
          -------------------
     Managing Partner, a portion of which are allocated to the Partnership and any Related Persons with respect to the Managing Partner pursuant to
     Section 4.6.

          Managing Partner:  The Managing Partner of the Partnership shall be
          ----------------
     Fox/Liberty Partner, unless and until changed in accordance with the provisions of this Agreement.

          Marketable Securities:  Shall mean securities of a Person that are
          ---------------------
     freely tradeable without federal securities laws restrictions and that are listed on a national securities exchange in the United States of America or are authorized for inclusion in the Nasdaq National Market System, and which represent less than 50% of the total securities of such class and securities convertible or exchangeable into such class.

          Maximum Amount:  $1,000,000 (increased or decreased annually by a
          --------------
     percentage equal to the percentage increase or decrease for the immediately preceding year in the Consumer Price Index).

          Minimum Gain Attributable to Partner Nonrecourse Debt:  That amount
          -----------------------------------------------------
     determined in accordance with the principles of Treasury Regulations
     Section 1.704-2(i)(3).

          Minimum Interest: As to any Person, (i) 50% of the voting securities
          ----------------
     or (ii) 50% of each of (a) all of the general partnership or membership interests in such Person and (b) all of the partnership or membership interests in such Person.

          Nonbankrupt Partner:  As defined in Section 8.3.
          -------------------

          Non-Defaulting Partner:  As defined in Section 7.2.
          ----------------------

          Nonrecourse Deductions:  Any and all items of loss or deduction or
          ----------------------
     expenditure, including those described in Section 705(a)(2)(B) of the Code that in accordance with the principles of Treasury Regulations Section 1.704-2(b)(1) are attributable to a Nonrecourse Liability.

          Nonrecourse Liability:  Has the meaning set forth in Treasury
          ---------------------
     Regulations Section 1.704-2(b)(3).

          Offered Interest:  As defined in Section 6.1(b).
          ----------------

          Offeree:  As defined in Section 6.1(b).
          -------

          Offer Notice:  As defined in Section 6.1(b).
          ------------

          Operating Income (Loss):  For any period, the consolidated net income
          -----------------------
     (loss) of the Partnership and the Consolidated Entities for such period attributable to continuing operations before income taxes, depreciation of plant, property and equipment, interest expense, interest income, amortization of goodwill and amortization of organization cost, amortization of step-ups, extraordinary items, any prior year adjustments, losses or gains from the sale of plants, divisions or other major items of property, adjustments arising from major changes in accounting methods, losses or gains on foreign exchange, bonuses and other periodic incentive compensation payments to officers and employees and other material and nonrecurring expenses as determined in accordance with GAAP.

          Partner:  Rainbow Partner, Fox/Liberty Partner or any other Person
          -------
     hereafter admitted to the Partnership in accordance with the terms hereof, but excluding any

     Person that ceases to be a Partner in accordance with the terms hereof.

          Partner Associate:  As defined in Section 4.9(a).
          -----------------

          Partner Nonrecourse Debt:  Has the meaning set forth in Treasury
          ------------------------
     Regulations Section 1.704-2(b)(4).

          Partner Nonrecourse Deductions:  Any and all items of loss or
          ------------------------------
     deduction or expenditure, including those described in Section 705(a)(2)(B) of the Code that in accordance with the principles of Treasury Regulations
     Section 1.704-2(i)(2), are attributable to Partner Nonrecourse Debt.

          Partners' Committee:  As defined in Section 4.2.
          -------------------

          Partner's Loan:  A loan by a Partner or a Related Person of a Partner
          --------------
     to the Partnership in respect of which repayment of principal and interest shall be subordinated to the repayment of the principal of, and interest on, the indebtedness of the Partnership to third party lenders. All Partner's Loans shall bear interest, payable quarterly, at the Prime Rate and shall be unsecured and recourse thereunder shall be limited to the assets of the Partnership, and, except as otherwise provided in Section 6.3(b), the note evidencing the same shall be non-negotiable and non-transferable (except to a Permitted Transferee of an Interest) and shall be in substantially the form annexed hereto as Annex C.

          Partnership:  As defined in the Recitals.
          -----------

          Partnership Minimum Gain:  That amount determined in accordance with
          ------------------------
     the principles of Treasury Regulations Section 1.704-2(d).

          Partnership Property:  As defined in Section 2.8.
          --------------------

          Permitted Investment:  An investment of any of the following types:
          --------------------
     (a) United States Treasury bills and notes; (b) securities guaranteed by the United States or an agency of the United States and backed by the full faith and credit of the United States; (c) certificates of deposit, banker's acceptances or time deposits issued by any commercial bank or branch thereof chartered by the United States or any State thereof or by the District of Columbia and having its long-term debt obligations rated A-or better by Standard & Poor's Ratings Group ("Standard & Poor's");

     (d) commercial paper rated A-3 or better by Standard & Poor's; (e) repurchase agreements with financial institutions the long-term debt obligations of which are rated A- or better by Standard & Poor's; (f) Eurodollar deposits with direct subsidiaries of any commercial bank chartered by the United States or any State thereof or by the District of Columbia and having its long-term debt obligations rated A- or better by Standard & Poor's; or (g) other instruments and investments approved by the Partners' Committee.

          Person:  An individual or a corporation, partnership, limited
          ------
     liability company, trust, unincorporated association or other entity.

          Prime Rate:  A rate of interest equal to the rate per annum announced
          ----------
     from time to time by The Chase Manhattan Bank, at its principal office as its prime rate (which rate shall change when and as such announced prime rate changes) but in no event more than the maximum rate of interest permitted to be collected from time to time under applicable usury laws.

          Profits:  As defined in Section 3.4(a).
          -------

          Proposed Budget:  As defined in Section 4.4(a).
          ---------------

          Proposed Business Plan:  As defined in Section 4.4(a).
          ----------------------

          Rainbow Partner:  Rainbow Advertising Holdings, L.L.C., a Delaware
          ---------------
     limited liability company.

          Refusing Partner:  As defined in Section 3.2(a).
          ----------------

          Related Advertising Agreement:  As defined in Section 4.9(a).
          -----------------------------

          Related Person:  As to each Partner, (i) such Partner, (ii) each
          --------------
     Affiliate of such Partner, (iii) each director, officer or general partner of, or any stockholder or limited partner known to the Partner to own an equity interest greater than 10% in, such Partner or any Affiliate of such Partner, or (iv) each Person other than the Partnership in which such Partner or, to the knowledge of such Partner, any Affiliate of such Partner has an equity interest greater than 10%, excluding any business in which the Partnership has an interest, directly or indirectly.

          Restricted Person:  Each Person listed on a writing executed by the
          -----------------
     parties hereto on the date of the Formation Agreement.

          Restrictive Covenants:  As defined in Section 9.2.
          ---------------------

          RMH:  Rainbow Media Holdings, Inc., a Delaware corporation, and any
          ---
     entity succeeding to all or substantially all of its assets.

          Selling Partner:  As defined in Section 6.1(b).
          ---------------

          Senior Credit Agreement:  Any instrument creating or otherwise
          -----------------------
     evidencing indebtedness of the Partnership to a third party lender approved by the Partners' Committee.

          Sharing Percentage:  Subject to adjustment pursuant to Section 3.2
          ------------------
     hereof the Sharing Percentage of each Partner in the Partnership shall be as follows:

               Rainbow Partner:               50%
               Fox/Liberty Partner:           50%

          Tax Matters Partner:  As defined in Section 5.3(a).
          -------------------

          TCI:  Tele-Communications, Inc., a Delaware corporation.
          ---

          Term:  As defined in Section 2.4.
          ----

          Timely Partner:  As defined in Section 3.2(c).
          --------------

          Transfer:  To sell, assign, transfer, pledge or otherwise dispose of,
          --------
     or encumber (voluntarily, involuntarily or by operation of law); provided,
                                                                      --------
     that a "Transfer" shall not include any bona fide assignment, hypothecation, pledge or encumbrance to any unaffiliated third party lender in a financing transaction.

                              ARTICLE II
                              ----------

                        FORMATION OF GENERAL PARTNERSHIP

          2.1  Formation.
               ---------

          (a) Pursuant to the terms and conditions contained in this Agreement, Rainbow Partner is hereby admitted to the Partnership as a Partner owning a 50% Sharing Percentage and Fox/Liberty Partner is hereby admitted as a Partner owning a 50% Sharing Percentage.

          (b) The name and mailing address of each Partner and the amount credited to each Partner's Capital Account shall be listed on Schedule A attached hereto. The Managing Partner shall update and distribute to the other Partners Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement that requires the consent of the Partners. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

          2.2  Name.  The name of the Partnership shall be National Advertising
               ----
Partners or any other name designated by the Partners' Committee upon compliance with all applicable laws.

          2.3  Compliance with Partnership and Other Laws. The Partners will use
               ------------------------------------------
their reasonable best efforts to take
the actions required to cause the Partnership to comply with all applicable partnership laws, assumed name acts, fictitious name acts, and similar statutes in effect in each jurisdiction or political subdivision in which the Partnership does business from time to time, and the Partners agree to execute appropriate documents requested by the Managing Partner with the advice of counsel to comply with such laws. All actions to be taken pursuant to this
Section 2.3 by the Partnership and by the Partners shall be at Partnership expense.

          2.4  Term. The term of the Partnership (the "Term") shall continue for
               ----
ninety-nine (99) years from the Effective Date, unless the Partnership is sooner dissolved and terminated as provided in Article VIII.

          2.5  Principal Place of Business.  The principal place of business of
               ---------------------------
the Partnership shall be a place in the United States designated by the Managing Partner from time to time.

          2.6  Purpose.  The Partnership is formed for the object and purpose
               -------
of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which partnerships may be formed under the laws of the State of New York and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing, including, without limita-tion, acquiring, holding, managing, operating and disposing of real and personal property.

          2.7  Qualification in other Jurisdictions.  The Partners shall cause
               ------------------------------------
the Partnership to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership transacts business. The Managing Partner shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership wishes to conduct business.

          2.8  Ownership of Property.  Except to the extent the Managing Partner
               ---------------------
deems it to be in the best interests of the Partnership to use nominees from time to time, legal title to all assets, rights and property, whether real, personal or mixed, owned by the Partnership (collectively, the "Partnership Property") shall be acquired, held and conveyed only in the name of the Partnership.

                                  ARTICLE III
                                  -----------

                              PARTNERSHIP CAPITAL

           3.1 Capital Contributions.
               ---------------------

          (a) Unless otherwise agreed by all Partners, all capital contributions (other than any initial capital contribution) shall be in cash and, other than capital contributions due in accordance with the then-applicable

Budget, shall be approved by each Partner. Except as provided in Sections 4.3 and 4.11, the Managing Partner shall from time to time during the Term give notice to each Partner of any capital contribution due in accordance with the then-applicable Budget not less than 30 nor more than 90 days prior to the date on which such capital contribution is due. Such notice shall set forth the amount to be contributed by each Partner, the date (the "Contribution Date") on which the contribution is to be made, and the account of the Partnership to which such funds are to be transmitted. There shall be no more than one capital call in any calendar month.

          (b) All capital contributions to be made by the Partners shall be in proportion to their respective Sharing Percentages (determined, in each case, at the time the notice contemplated by Section 3.1(a) is given).

           3.2 Failure to Make Capital Contributions.
               -------------------------------------

          (a) Upon the failure of any Partner (the "Refusing Partner") to make all or a portion of a capital contribution required of it pursuant to this Agreement on or before the 15th day after the Contribution Date therefor, any other Partner (each a "Complying Partner") that is not a Refusing Partner or a Forfeited Partner may, at its option exercised by giving notice to the other Partners, make up the defaulted capital contribution or any portion thereof by making a capital contribution to the Partnership in an amount not exceeding the amount of the required capital contribution which the Refusing Partner failed to make. If more than one Complying Partner wishes to contribute all or any portion of the unpaid amount of the Refusing Partner's required capital contribution, and the aggregate amount which such Complying Partners wish to contribute exceeds the unpaid amount of the Refusing Partner's required capital contribution, then the Complying Partners shall determine among themselves the amount that each such Complying Partner shall contribute to the Partnership, or, in the event the Complying Partners cannot agree, each Complying Partner shall contribute to the Partnership an amount equal to its pro rata share (based on the proportion that each Complying Partner's Sharing Percentage bears to the aggregate Sharing Percentages on the relevant Contribution Date of all the Complying Partners that wish to contribute) of the Refusing Partner's required additional capital contribution. Each Complying Partner that makes a capital contribution pursuant to this Section 3.2 shall be referred to herein as a "Contributing Partner." Any contribution by a Contributing Partner of such additional amount as a capital contribution pursuant to this Section 3.2(a) shall be deemed an additional capital contribution of such Contributing Partner (an "Excess Contribution").

          (b) Whenever pursuant to this Section 3.2 with respect to any capital call, a Refusing Partner has not, within 15 days after the related Contribution Date, made capital contributions in an amount equal to the product of such Refusing Partner's Sharing Percentage and the total amount of such capital call, then the Sharing Percentage of such Refusing Partner in the Partnership shall be reduced, with effect from the related Contribution Date, so that such Sharing Percentage equals the quotient (expressed as a percentage) of (x) the sum of (i) the Initial Capital Account Balance of such Refusing Partner and (ii) all capital contributions made by such Refusing Partner less all distributions of capital to the Refusing Partner following the Effective Date and prior to the related Contribution Date divided by (y) the sum of (a) the Initial Capital Account Balances of all Partners and
(b) all the capital contributions of all Partners less all distributions of capital to all Partners following the Effective Date and prior to the related Contribution Date (including any capital contributions made in respect of such capital call pursuant to Section 3.2(a), regardless of when made); and the Sharing Percentage of each Complying Partner shall be increased, with effect from the related Contribution Date, by an amount equal to the product of (I) the amount by which the Sharing Percentage of such Refusing Partner has been reduced pursuant to this sentence and (II) the quotient of (A) the sum of (X) the Initial Capital Account Balance of such Complying Partner and (Y) all capital contributions made by such Complying Partner less all distributions of capital to such Complying Partner following the Effective Date and prior to the related Contribution Date (including any additional capital contribution made by such Complying Partner pursuant to Section 3.2(a), regardless of when made) divided by (B) the sum of (aa) the Initial Capital Account Balances of all of the Complying Partners and (bb) all the capital contributions of all Complying Partners less all distributions of capital to all Complying Partners following the Effective Date and prior to the related Contribution Date (including any additional capital contributions made in respect of such capital call pursuant to Section 3.2(a), regardless of when made).

          (c) If at any time any Partner's Sharing Percentage is less than two-fifths of such Partner's Sharing Percentage as of the Effective Date (appropriately adjusted to reflect any admissions of additional Partners) such Partner shall forfeit (i) all voting rights (including the voting rights, if any, of its representatives on the Partners' Committee), except as otherwise required by law and except as provided in Section 4.11(b), and (ii) such Partner's right to consent (or withhold consent) to Transfers under (and as defined in) Section 6.1(a) and such Partner's right of first refusal pursuant to
Section 6.1(b) hereof. A Partner that has forfeited its voting and other rights under this paragraph is referred to as a "Forfeited

Partner" for and during the period such rights are so forfeited. Except as otherwise specifically provided in this Section 3.2(c), a Forfeited Partner shall continue to be a Partner in all other respects and shall not, by virtue of becoming a Forfeited Partner, be released from any of its obligations as a general partner in the Partnership or under this Agreement (including its obligations with respect to required additional capital contributions). The forfeiture by any Partner of certain of its rights pursuant to this Section 3.2(c) shall not prejudice the right of such Partner to any claim that such Partner may have at law against the Managing Partner in the case of a breach by the Managing Partner of any provision of this Agreement or of the duties of care and of loyalty owed by the Managing Partner to the Partnership.

          In the event that any Partner (the "Delinquent Partner") fails to make a capital contribution on or before the Contribution Date specified in the notice of the Managing Partner, but does make its contribution within 15 days after such Contribution Date, each Partner (each, a "Timely Partner") that made its capital contribution on or before the Contribution Date shall be entitled to receive interest at a rate per annum equal to the Prime Rate (calculated on the basis of a year of 360 days) from the Delinquent Partner (and not from the Partnership) from the date of payment of its capital contribution to the date the Delinquent Partner made its capital contribution.

          Notwithstanding the foregoing provisions of this Section 3.2, if the Sharing Percentage of any Partner other than the Managing Partner has been reduced pursuant to Section 3.2(b) for failure to make a capital contribution, such Partner may, at any time prior to the date that is 270 days after such capital contribution was due, make a capital contribution to the Partnership or a payment to each Contributing Partner, as provided below (each, a "Make-up Contribution"), in an amount equal to the Make-up Amount (as hereinafter defined). Upon the making of a Make-up Contribution by such Partner in the full amount of the Make-up Amount, the Sharing Percentages of the Partners shall be adjusted to give effect to such Make-up Contribution so as to restore to such Refusing Partner and the Complying Partners the respective Sharing Percentages they would have had but for and solely based on the default of the Refusing Partner.

          The "Make-up Amount" shall be the amount of the defaulted capital contribution of the Refusing Partner, plus interest thereon at a rate per annum equal to the Prime Rate plus 1% calculated on the basis of a year of 360 days from the Contribution Date until the date of payment of the Make-up Contribution. In the event that no Complying Partner has made up any portion of the defaulted capital contribution of such Refusing Partner pursuant to Section 3.2(a), and the Refusing Partner elects to make a Make-up Contribution, the full Make-up Amount shall be paid by the Refusing Partner to the Partnership. In the event that a Contributing Partner has, pursuant to Section 3.2(a), made up all or a portion of the defaulted capital contribution of the Refusing Partner through additional capital contributions, and the Refusing Partner elects to make a Make-up Contribution, such Refusing Partner shall pay directly to each Contributing Partner an amount equal to the Make-up Amount multiplied by the quotient of (x) the portion of all Excess Contributions paid by such Contributing Partner, divided by (y) the total amount of the relevant defaulted capital contribution, and after such payment the Refusing Partner shall contribute the remainder (if any) of the Make-up Amount to the Partnership.

           3.3 Capital Accounts.
               ----------------

          (a) A separate capital account (each a "Capital Account") shall be maintained for each Partner. The Initial Capital Account Balance of each Partner shall be as specified in Article I. Subject to the provisions of paragraphs (b), (c) and (d) of this Section 3.3, the Capital Account of each Partner shall be (i) increased by (A) the amount of cash and the Fair Market Value of other property contributed to the Partnership by such Partner as a capital contribution (net of liabilities of such Partner assumed by the Partner-ship and liabilities to which such contributed property is subject) (including any Excess Contributions made by such Partner whether or not the Partner was reimbursed by a Refusing Partner) and (B) Profits and any other items of income allocated to such Partner pursuant to Section 3.4 and (ii) decreased by (A) the amount of cash and the Fair Market Value of any property distributed to such Partner (net of liabilities of the Partnership assumed by such Partner and liabilities to which such distributed property is subject), (B) any Excess Contributions for which such Partner has been reimbursed by a Refusing Partner, and (C) items of Loss and any other deductions allocated to such Partner pursuant to Section 3.4. Capital Accounts otherwise shall be maintained in accordance with Treasury Regulations in order for the allocation of Profits and Losses pursuant to Section 3.4 hereof to have substantial economic effect within the meaning of Section 704(b) of the Code.

          (b) Immediately prior to the distribution of any property (other than cash) to a Partner, the Capital Account of each Partner shall be increased or decreased, as the case may be, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e), to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property that has not previously been reflected in the Capital Accounts would be allocated among the Partners if there were a taxable disposition of such property for its Fair Market Value on the date of the distribution.

          (c)  Immediately prior to:

          (i) a contribution of money or other property to the Partnership by a new or existing Partner as consideration for an Interest, or

          (ii) a distribution of money or other property by the Partnership to a retiring or continuing Partner as consideration for an Interest,

the Capital Account of each Partner shall be increased or decreased, as the case may be, to reflect the Fair Market Value of all the Partnership Property. Such adjustment shall reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property that has not previously been reflected in the Capital Accounts would be allocated among the Partners if there were a taxable disposition of such property for its Fair Market Value on the date of the contribution or distribution and shall otherwise be made in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

          (d) Except as set forth in Section 3.2, no Partner shall be entitled to interest on its capital contributions or on the positive balance in its Capital Account and no such interest shall accrue.

           3.4  Allocation of Items of Partnership Income, Gain, Loss, Deduction
                ----------------------------------------------------------------
and Credit.
----------

          (a) For purposes of this Agreement, the terms "Profits" and "Losses" shall mean, respectively, the net profits and net losses of the Partnership determined on an annual basis in accordance with the method of accounting used by the Partnership for Federal income tax purposes, except that (i) the items included in the calculation of Profits and Losses shall not include any items specially allocated under Section 3.4(c), (ii) where property is reflected in the Capital Accounts at a book basis different from the basis of such property for Federal income tax purposes, all gain, loss, depreciation and amortization on such property shall be determined for purposes of adjusting Capital Accounts based on the book basis of such property in accordance with Treasury Regulations
Section 1.704-1(b)(2)(iv)(g), (iii) income received by the Partnership which is exempt for Federal income tax purposes shall be included, and (iv) expenses of the Partnership which are not capitalizable and not deductible or deemed not capitalizable and not deductible for Federal income tax purposes (i.e., Section
                                                                  - -
705(a)(2)(B) expenditures) shall be taken into account.

          (b) (i) Except as provided in paragraph (a) of this Section 3.4, clause (ii) of this paragraph (b), and Section 5.3(d), and after giving effect to the special allocations required by paragraph (c) of this Section 3.4, all Partnership Profits and Losses and other items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with their Sharing Percentages, taking into account both the amount or amounts of such Sharing Percentages and the portions of the year during which such Sharing Percentages were held.

          (ii) If, at the end of any taxable period, any Partner's Capital Account would have an Adjusted Capital Account Deficit (determined after taking into account all other allocations and distributions with respect to such period), then there shall be allocated to such Partner for such taxable period items of gross income in an amount sufficient to eliminate such Adjusted Capital Account Deficit.

          (c) Notwithstanding any other provision of this Section 3.4, the following special allocations shall be made for each taxable period in descending order of priority:

          (i) If there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be specially allocated items of income and gain of the Partnership for such period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Sections 1.704-2(f) and 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). The Partnership may, however, (i) waive the chargeback of items of income and gain required by this Section 3.4(c)(i) and (ii) apply to the Commissioner of the Internal Revenue Service for approval of such waiver in the event that (x) the Partners have made Capital Contributions or received income allocations that have restored any previous Nonrecourse Deductions claimed or any distributions attributable to the proceeds of a Nonrecourse Liability, and (y) the Minimum Gain chargeback requirement would distort the Partners' economic arrangement as reflected in this Agreement and as evidenced over the term of the Partnership by the Partnership's allocations and distributions and the Partners' Capital Contributions and it is not expected that the Partnership will have sufficient other income to correct that distortion. This Section 3.4(c)(i) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith;

          (ii) If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Partnership taxable period, any Partner with a share of Minimum Gain Attributable to Partner Nonrecourse Debt at the beginning of such taxable period (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) shall be allocated items of the Partnership income and gain for such period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Sections 1.704-2(g)(2) and 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(5), 1.704-2(i)(4) and 1.704-2(j)(2)(ii) and (iii). This Section 3.4(c)(ii) is
     intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith. In addition, rules consistent with the provisions of Treasury Regulations Sections 1.704-2(f)(2), (3), (4) and (5) will apply to the special allocation required by this Section 3.4(c)(ii);

          (iii) In the event that any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such

     Partner (in respect of its Capital Account) in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 3.4(c)(iii) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this
     Section 3.4(c)(iii) were not in the Agreement;

          (iv) Nonrecourse Deductions for any taxable period shall be specially allocated among the Partners in accordance with their Sharing Percentages;

          (v) Partner Nonrecourse Deductions for any taxable period shall be specially allocated to the Partner that bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Partner bears the economic risk of loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such economic risk of loss; and

          (vi) To the extent that any allocation is made in any taxable period to any Partner pursuant to the provisions of clauses (i) through (v) of this Section 3.4(c), such Partner shall thereafter be specially allocated items of Partnership gross income or deduction in order to negate the above-described allocations in the same taxable period if sufficient items of gross income or deduction are available and, if not available, in each succeeding taxable period until the aggregate amount of the above-described allocations are fully negated.

          (d) All items of income, gain, loss or deduction attributable to property contributed to the Partnership shall be allocated for Federal income tax purposes among the Partners in a manner that takes into account any difference between the Fair Market Value of such property at the time of its contribution (calculated for this purpose without regard to any outstanding indebtedness secured by or relating to such property) and its adjusted basis for Federal income tax purposes at that time, in accordance with
Section 704(c) of the Code and the Treasury Regulations thereunder. Each Partner that contributes property to the Partnership shall at the time of such contribution notify the Partnership of its adjusted basis in the contributed property at such time. For purposes of allocations hereunder, the Partnership shall elect to use the traditional method with curative allocations as set forth in Treasury Regulations Section 1.704-3(c).

           3.5  Distributions.
                -------------

          (a) Except as provided in Section 6.6, no Partner shall have the right to withdraw any amount from its Capital Account. No Partner shall have the right, except as otherwise provided in Section 3.5(b), to demand or receive any distribution, without the approval of the Managing Partner. Except as otherwise provided in Article VIII, no Partner shall have the right to receive a distribution of property other than cash from the Partnership, unless otherwise agreed by all the Partners.

          (b) The Partnership shall, subject to any restrictions contained in Senior Credit Agreements, distribute cash to the Partners in amounts that the Managing Partner determines are in excess of the amounts reasonably necessary for the continued efficient operation of the business of the Partnership, including reasonable reserves; provided, that subject to the
                                            --------
Managing Partner's discretion to retain amounts necessary for the continued efficient operation of the business of the Partnership in accordance with this
Section 3.5(b), such distributions shall be made not less often than quarterly. Any such distributions shall be made in accordance with the Partners' Sharing Percentages. The Partnership shall repay principal and accrued interest on Partner's Loans (in the order of payment contemplated by subparagraph (c)(iii) of Section 8.2 hereof) prior to making any cash distributions to the Partners.

          (c) For purposes of Section 3.2(b), distributions shall be deemed made first from profits and then from capital.

          3.6  Partnership Funds.  The funds of the Partnership shall be
               -----------------
deposited in such bank accounts or invested in such Permitted Investments as shall be determined by the Managing Partner, or if there is no Managing Partner the Partners' Committee. The Partnership's funds shall not be commingled with funds not belonging to the Partnership, except to the extent the Partnership's cash management plan permits such commingling, and shall be used only for the affairs or business of the Partnership. The Partners' Committee shall establish a cash management plan pursuant to which the funds of the Partnership will be managed.

          3.7  Borrowings.  Subject to any applicable approval required by
               ----------
Section 4.3 or 4.11 hereof, if the Partnership uses reasonable efforts to obtain third-party financing but is unable to do so, (i) the Partnership may borrow funds from any Person that is not a Related Person with respect to any Partner and may pledge on a non-recourse basis only the Partnership properties or the income therefrom to secure the repayment of such loans and (ii) the Partnership may borrow funds in the form of Partner's Loans from any Partner or any Related Person with respect to a Partner.


                                   ARTICLE IV
                                   ----------

                         MANAGEMENT OF THE PARTNERSHIP

          4.1  Management of the Partnership's Business.  Except for actions and
               ----------------------------------------
determinations which pursuant to this Agreement or applicable law can be taken or made only with the consent of all of the Partners or the Partners' Committee, the business and affairs of the Partnership shall be directed and controlled by the Managing Partner. The Managing Partner shall manage the business of the Partnership so as to maximize the profitability of the Partnership in a manner consistent with the development plans and policy decisions reflected in the Business Plan and Budget. Without limiting the generality of the foregoing, the Managing Partner at the Partnership's expense, consistent with the Budget, shall cause the Partnership to obtain and maintain in effect during the Term comprehensive insurance insuring the Partnership against all risks and perils customarily insured against in the businesses conducted by the Partnership. Nothing contained in this Article IV shall impose any obligation on any Person doing business or dealing with the Partnership to inquire as to whether the Managing Partner has exceeded its authority in executing any contract or other instrument on behalf of the Partnership, and any such Person shall be fully protected in relying upon the authority of the Managing Partner. The Managing Partner shall keep the Partners' Committee informed with respect to all matters of material interest to the Partners and shall in any event report to the Partners' Committee not less frequently than once each quarter with respect to the business and affairs of the Partnership. Except as otherwise provided in Section 4.6, the Managing Partner shall serve without compensation for its services. Subject to any applicable provisions of Section 4.3 hereof, the Managing Partner may delegate such of its powers and authority to managers, employees and agents of the Partnership as the Managing Partner shall deem necessary or appropriate for the conduct of the Partnership's business. Except insofar as such arrangements are embodied in Approved Agreements or are otherwise approved pursuant to the provisions of Sections 4.3, 4.9 or 4.11, all arrangements for the employment of managers, employees or agents on behalf of the Partnership that are Related Persons with respect to any Partner shall be on an Arm's-length basis.

          4.2  Partners' Committee.  Each of Fox/Liberty Partner and Rainbow
               -------------------
Partner shall designate two individuals to serve on a committee (the "Partners' Committee") which shall be responsible for taking all action required under this Agreement to be taken by the Partners' Committee. Irrespective of the number of representatives attending any meeting of the Partners' Committee, each of Fox/Liberty Partner and Rainbow Partner shall have the right to one vote at such meetings (except as otherwise provided below or in Section 3.2 hereof with respect to a Forfeited Partner), such vote to be exercised in such manner as such Partner shall direct. The Partners' Committee shall formulate fundamental policy with respect to the Partnership's business. The Partners' Committee shall meet by telephone or, at the request of any Partner, in person, not less frequently than (i) quarterly to receive the report of the Managing Partner contemplated by Section 4.1 and to review development plans, the financial position of the Partnership, the status of negotiations for advertising representation agreements, financial projections, and any other material matters relating to the business of the Partnership, (ii) annually to review the annual Budget and the Business Plan, and (iii) as often as shall be necessary to make any Extraordinary Decision or take any other action required to be taken or approved by the Partners' Committee. Any action that may be taken at a meeting of the Partners' Committee may be taken without a meeting by written consent of the number of Partners needed to authorize the action; provided, that
                                                                  --------
all Partners, regardless of whether all Partners are entitled to vote, are given notice of such written consent at least 15 Business Days prior to its effective date.

          Any Partner entitled to vote at a meeting of the Partners' Committee shall have the right to call a meeting of the Partners' Committee by giving 10 Business Days' prior notice of the time, date and location or means of conducting such meeting to each other Partner. The presence or participation of one representative designated hereunder by the number of Partners required to authorize the action taken at such meeting shall constitute a quorum for the taking of any action; provided, that all Partners, regardless of whether all
                      --------
Partners are entitled to vote, have received at least 10 Business Days' prior notice of such meeting or have waived such notice. Except as otherwise provided herein, any action required or permitted to be taken by the Partners' Committee must be by the approving vote of Partners entitled to vote and having Sharing Percentages aggregating at least 66 2/3% of the Sharing Percentages of all Partners entitled to vote; provided, that, if the
                           --------

Managing Partner has been removed pursuant to Section 4.12, until a new Managing Partner shall have been appointed in accordance with Section 4.12, any action required or permitted to be taken by the Partners' Committee must be by the approving vote of each Partner entitled to vote.

          Any member of the Partners' Committee may be removed without cause and replaced at any time by the Partner who designated such member. If at any time a Partner removes one or both of its representatives on the Partners' Committee or any representative of such Partner resigns from the Partners' Committee or dies, such Partner shall give notice to the other Partners of such removal, resignation or death and of a successor representative. In the absence of notice to the contrary, either representative of any Partner shall be conclusively presumed to have the authority to take action by written consent or vote in the name and on behalf of such Partner. Members of the Partners' Committee shall serve as such without compensation.

          4.3  Extraordinary Decisions.  Subject to Section 4.11, except to the
               -----------------------
extent any of the matters set forth below are specifically identified in the then-applicable Budget or Business Plan, the Partnership and the Managing Partner may take the following actions only with the prior approval of the Partners' Committee:

          (i) Make any loan or other advance of money to, or guarantee any obligation of, any Person that is not a Partner or a Related Person with respect to a

     Partner, other than employee loans and advances and other than in the ordinary course of business.

          (ii) Incur capital expenditures in any Fiscal Year (a) in connection with any single transaction or series of related transactions exceeding by more than $50,000 the amount authorized in the annual Budget approved by the Partners' Committee or (b) in an aggregate amount that exceeds by more than $250,000 the aggregate amount of capital expenditures authorized in the Budget.

          (iii) Commence, abandon or settle any litigation, arbitration or other legal proceeding in the name of the Partnership or otherwise involving the Partnership which is not in the ordinary course of business or is likely to have a material impact on the Partnership or its business or involves claims by or against any governmental entity.

          (iv) Adopt or change any accounting principle which will have a material effect on the Partnership's Operating Income or make any tax election (except an election under Section 754 of the Code made by the Tax Matters Partner) or adopt any position for purposes of any tax return that will have a material adverse effect on any Partner.

          (v) Enter into any contract or other transaction (or series of related contracts or transactions) providing for payments by the Partnership (a) that in any Fiscal Year exceed the Annual Maximum Amount or (b) with a discounted present value (computed at an annual discount rate of 15%) equal to or greater than the Maximum Amount.

          (vi) Enter into any agreement that may be terminated or otherwise avoided by the other party thereto if the Managing Partner ceases to act as Managing Partner or ceases to be a Partner in, or to act as Managing Partner of the Partnership.

Each of the actions set forth above is referred to as an "Extraordinary
Decision".

           4.4 Budget and Business Plan Approval.
               ---------------------------------

          (a) The Managing Partner shall submit annually to the Partners' Committee at least 90 days prior to the start of each Fiscal Year, beginning with the Fiscal Year commencing January 1, 1998, (i) a proposed budget (the "Proposed Budget") for the forthcoming Fiscal Year including an income statement prepared on an accrual basis which shall show in reasonable detail the projected revenues and expenses and a cash flow statement and detailed schedule of proposed capital expenditures which shall show in reasonable detail the projected receipts and disbursements for the Partnership and the amount of any expected cash deficiency or surplus, any required capital contributions, a summary of the services included in Management Overhead allocated to the Partnership in the Proposed Budget and any contemplated borrowings of the Partnership, (ii) a proposed revised five-year business plan (the "Proposed Business Plan") for the Fiscal Year covered by the Proposed Budget and the succeeding four Fiscal Years containing substantially the same categories of information in substantially the same detail as the Business Plan attached hereto as Annex B. Such Proposed Budget and Proposed Business Plan shall be prepared on a basis consistent with the Partnership's audited financial statements and GAAP. Prior to or simultaneously with the submission of such Proposed Budget and Proposed Business Plan, the Managing Partner shall disclose to the Partners' Committee any additional information (including financial projections for years after the next Fiscal Year) in its possession or reasonably available to it (with or without cost to the Partnership) which could assist the Partners' Committee in evaluating such Proposed Budget and Proposed Business Plan. In addition, the Managing Partner shall meet with the Partners' Committee to discuss such Proposed Budget and Proposed Business Plan.

          Within 30 days after the submission of such Proposed Budget and Proposed Business Plan, the Partners' Committee shall advise the Managing Partner in writing whether it approves or disapproves of such Proposed Budget and Proposed Business Plan. Proposed Budgets and Proposed Business Plans that are approved by the Partners' Committee shall supersede any previously approved Budget or Business Plan, as the case may be. The Partners hereby approve the Business Plan and Budget for the 1998 Fiscal Year attached hereto as Annex B. Except in the case of a Deferred Budget Decision, if a Proposed Budget or Proposed Business Plan, as the case may be, is not approved by the Partners' Committee, then the Managing Partner and the Partners' Committee shall attempt to agree on a Proposed Budget or Proposed Business Plan, as the case may be. If any item in a Proposed Budget or Proposed Business Plan requires expenditure of funds in furtherance of any transaction or purpose referred to in Section 4.11, such Proposed Budget or Proposed Business Plan shall not be approved as to such item unless such item is approved by each Partner that would have been required to approve such item under Section 4.11.

          (b) Except in the case of a Deferred Budget Decision, if a Proposed Budget has not been approved by the Partners' Committee by January 1 of any Fiscal Year, then until the Partners' Committee approves a Budget, the Budget for such Fiscal Year shall be derived from the applicable year of the Business Plan; provided that if such Fiscal Year is not included in an approved Business
      --------
Plan, then the Budget for such Fiscal Year shall be identical to the Budget for the prior Fiscal Year, adjusted to reflect increases or decreases resulting from:

          (i) the operation of escalation or de-escalation provisions in contracts in effect at the time of approval of the prior Fiscal Year's Budget solely as a result of the passage of time or the occurrence of events beyond the control of the Partnership to the extent such contracts are still in effect;

          (ii) elections made in any prior Fiscal Year under contracts contemplated by the Budget for the prior Fiscal Year regardless of which party to such contracts makes such election;

          (iii) increases or decreases in expenses attributable to the annualized effect of employee additions or reductions during the prior Fiscal Year contemplated by the Budget for the prior Fiscal Year;

          (iv) interest expense attributable to any loans made to the Partnership (including Partner's Loans);

          (v) increased overhead expense in an amount equal to the percentage increase for the prior Fiscal Year in the Consumer Price Index multiplied by the total of overhead expenses reflected in the Budget for the prior Fiscal Year;

          (vi) the effect of a decision made by the Partners' Committee in a prior Fiscal Year and not reflected in the Budget for such prior Fiscal Year;

          (vii) reductions in advertising commission revenues attributable to changes in ownership of counterparties subject to advertising representation agreements;

          (viii) the anticipated costs during such Fiscal Year for any legal, accounting and other professional fees or disbursements in connection with events or changes not contemplated at the time of preparation of the Budget for the prior Fiscal Year;

          (ix) increases in expenses attributable to the effects of Extraordinary Decisions made in the prior Fiscal Year and not otherwise provided for above;

          (x) decreases in expenses attributable to nonrecurring items reflected in the prior Fiscal Year's Budget; and

          (xi) decreases in revenues due, in whole or in part, to reductions in advertising commission income resulting from the failure to enter into or renew any advertising representation agreement because the Partners other than the Managing Partner objected to the terms proposed by the Managing Partner and the Managing Partner was unable thereafter to enter into or renew an advertising representation agreement with the relevant network or team on terms acceptable to such other Partners.

          Notwithstanding the foregoing, the aggregate amount of capital expenditure items in any Budget established pursuant to this Section 4.4(b) for any Fiscal Year shall be the amount projected for such Fiscal Year in the Business Plan.

          (c) In the case of a Deferred Budget Decision, until the Partners' Committee agrees on the allocation of Management Overhead, the Budget for the Fiscal Year shall be determined by reference to the Proposed Budget as agreed to by the Partners (other than with respect to the Management Overhead allocation) and the Management Overhead allocation shall be as proposed by the Managing Partner, subject to adjustments pursuant to
Section 4.6 hereof.

          (d) If a Proposed Business Plan is submitted for approval pursuant to this Section 4.4 and is not approved by the Partners' Committee, the Business Plan most recently approved by the Partners' Committee pursuant to this Section shall remain in effect as the Business Plan. If a Proposed Budget is approved pursuant to Section 4.4(a) but a corresponding Proposed Business Plan is not approved pursuant to Section 4.4(a), the Business Plan then in effect shall be deemed to be amended so that the Fiscal Year corresponding to the Fiscal Year for which such Budget has been approved shall be consistent with such Budget.

          4.5  Limitation on Agency.  Except as expressly provided herein, the
               --------------------
Managing Partner shall have exclusive authority to act for the Partnership. No other Partner shall have any authority to act for, or to assume any obligation or responsibility on behalf of, another Partner or the Partnership (or to authorize any other Person to do so) except (i) as otherwise expressly provided herein or as expressly approved by written consent of all Partners, (ii) if the Managing Partner is a Defaulting Partner, to the extent necessary to permit the Non-Defaulting Partners to exercise on behalf of the Partnership any remedies available to the Partnership against the Managing Partner, or (iii) if the Managing Partner fails to perform its management duties hereunder (including its duty to give the notices contemplated by Section
3.1(a) hereof), to the extent necessary to permit the Non-Defaulting Partners to continue the business of the Partnership. In addition to the other remedies specified in this Agreement, each Partner agrees to indemnify and hold each other Partner harmless from and against any claim, demand, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal expenses) incurred by or made against such other Partner and arising out of or resulting from any action taken by the indemnifying Partner in violation of this Section 4.5.

          4.6  Managing Partner's Services and Expenses. (a)  The Managing
               ----------------------------------------
Partner shall provide or cause to be provided to the Partnership such management and other services as may be necessary or appropriate to the conduct of the business of the Partnership from time to time as contemplated by the Business Plan and the Budget. All reasonable and necessary direct and indirect expenses (including, but not limited to, human resource expenses, out-of-pocket expenses, overhead, salary, rent, utility costs and similar expenses) incurred by the Managing Partner and by and from its Related Persons in furtherance of the businesses of the Partnership shall be paid or reimbursed (but not in amounts exceeding the amounts provided in the Business Plan and Budget) by the Partnership; provided, that
             --------
all indirect expenses incurred by the Managing Partner and by and from its Related Persons in the management of the Partnership shall be allocated pursuant to the Allocation Policy for Management Overhead set forth in Annex D hereto.

          4.7  Liability of Partners' Committee and Managing Partner.  Neither
               -----------------------------------------------------
the individuals constituting the Partners' Committee nor the Managing Partner shall be liable, in damages or otherwise, to the Partnership or any Partner for any act or failure to act on behalf of the Partnership by such individuals or Managing Partner, which act was within the scope of the authority conferred on the Managing Partner or the individuals constituting the Partners' Committee, as the case may be, by this Agreement, unless such act or omission constituted fraudulent or willful misconduct, was performed or omitted in bad faith or constituted gross negligence or a violation of law. The individuals compris-ing the Partners' Committee and the Managing Partner shall be indemnified by the Partnership against liability for any claim, demand, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal expenses) resulting from any threatened, pending or completed action, suit or proceeding naming any of them as a defendant by reason of acts or omissions by them within the scope of their authority as set forth in this Agreement, provided their actions were in good faith and did not constitute gross negligence, fraud or willful misconduct or a violation of law.

          4.8  Indemnification.  Any Person asserting a right to indemnification
               ---------------
under Section 4.5, Section 4.7 or Section 9.3 shall give notice to the Partnership or the indemnifying Partner(s). If the facts giving rise to such indemnification involve any actual or threatened claim or demand by or against a third party, the indemnifying Person shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Person, with counsel reasonably satisfactory to the indemnified Person, if the indemnifying Person notifies the indemnified Person in writing of its intention to do so within twenty (20) days after the receipt of such notice by the indemnifying Person, without prejudice, however, to the right of the indemnified Person to participate therein through counsel of the indemnified Person's own choosing, which participation shall be at the indemnified Person's sole expense unless (i) the indemnified Person shall have been advised by its counsel that use of the same counsel to represent both the indemnifying Person and the indemnified Person would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified Person which is different from or additional to those available to the indemnifying Person), in which case the indemnifying Person shall not have the right to direct the defense of such action on behalf of the indemnified Person, or
(ii) the indemnifying Person shall fail diligently to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying Person chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The indemnifying Person shall not settle or permit the settlement of any such third party claim or action without the prior written consent of the indemnified Person, which consent shall not be unreasonably withheld.

          4.9  Contracts with Related Persons and Partner Associates.  (a)  The
               -----------------------------------------------------
Managing Partner shall in all cases seek to enforce the rights of the Partnership under any existing or future contract with a Related Person with respect to a Partner or a Partner Associate (as defined below), including without limitation any advertising representation agreement (each a "Related Advertising Agreement"), between the Partnership, on the one hand, and any Partner or an Affiliate of any Partner or any Person managed by any of them or any Person in which any of them, directly or indirectly, has an equity interest greater than 10% on a fully-diluted basis (each a "Partner Associate"), on the other hand, with the same level of diligence and perseverance as a prudent manager would apply to the enforcement of similar contracts in similar circumstances with unrelated parties and shall not, without consent of all of the other Partners (which consent shall not be unreasonably withheld), grant any material waiver of performance under any such contract to or in favor of such Related Person or Partner Associate, unless such waiver is in the best interests of the Partnership. Without limiting any other right of such other Partners set forth herein, upon any failure by the Managing Partner to comply with the provisions of the foregoing sentence, any of the other Partners, other than the Partner as to which the Related Person is a Related Person or such Partner Associate is a Partner Associate, may, upon notice to the Managing Partner, pursue in the name of the Partnership such remedies as may be available against any such Related Person or Partner Associate with respect to any such contract; provided, that such other Partners (jointly and severally, if there is more than
--------
one) indemnify the Managing Partner and the Partnership for any losses or damages (including attorneys' fees and disbursements) accruing to the Partnership as a result of any judgment, decision, award or settlement adverse to the Partnership or such other Partner in any action or proceeding commenced in connection with the pursuit of such remedies.

          (b) The Partnership shall not (i) take any action, including entering into or amending any advertising representation agreement, which would trigger a "most favored nations" provision in any Related Advertising Agreement or (ii) enter into a Related Advertising Agreement which includes a guarantee to a Partner Associate of any obligation, unless either, (A) in the case of clause
(i), such Partner Associate has effectively waived in writing the benefit of such "most favored nations" provision in connection with the action proposed to be taken by the Partnership or (B) in the case of clause (i) or clause (ii), each Disinterested Partner shall have approved such agreement.

          (c) From and after the time that under any Related Advertising Agreement a renewal commission rate or other compensation or reimbursement amount is set pursuant to a formula based upon market rates charged to other networks or teams, the Managing Partner will consult with each Disinterested Partner, or if there are none, each Partner that is not a party to, and none of whose Partner Associates is a party to, such Related Advertising Agreement, prior to agreeing to or amending the rates charged by or other amounts payable to the Partnership under any advertising representation agreement, other than any Related Advertising Agreement, that would affect the commission rate or other compensation or reimbursement amount payable upon renewal of such Related Advertising Agreement, and such Disinterested Partner(s), or, if none, such other Partner(s) (which may, in each case, include the Managing Partner), acting by majority of the Sharing Percentages owned by all such Disinterested Partners or other Partners, shall have the right to approve (which approval must be in a writing delivered prior to the entering into or amendment of such agreement) the rates to be charged to, or other amounts to be paid by, such network or team to the Partnership, which approval shall not be unreasonably withheld.

          (d) Notwithstanding any contrary provision in Section 4.3, no provision in any Related Advertising Agreement may be amended or waived without the prior written consent of the Disinterested Partner(s) (which may include the Managing Partner), acting by majority in the Sharing Percentages owned by all Disinterested Partners, which consent shall not be unreasonably withheld.

          (e) Without the prior written consent of each Partner, which shall not unreasonably be withheld, the Partnership shall not file any notice, exercise any election or take any other action which would directly (i) affect the commission rate or other compensation or reimbursement amount to be paid to the Partnership by the applicable Partner Associate under any Related Advertising Agreement; (ii) entitle any Partner Associate to exercise any right of termination as to any network or team subject to such Related Advertising Agreement; or (iii) result in an arrangement with a Partner Associate that triggers a "most favored nations" or similar provision in any advertising representation agreement to which the Partnership is a party (other than a Related Advertising Agreement) for the benefit of the network or team party thereto that would be adverse to the Partnership other than in an insubstantial respect; provided, that no such consent shall be required from a Forfeited
         --------
Partner in respect of any of the matters described in clauses (i) through (iii).

          4.10      Approved Agreements.  Notwithstanding any provision of this
                    -------------------
Agreement to the contrary, no action by the Partners' Committee or any Partner shall be required in order to authorize the Partnership to enter into and perform any of the Approved Agreements or to renew any Approved Agreement pursuant to an automatic renewal provision of such Approved Agreement or on terms no less favorable to the Partnership than those prevailing prior to such renewal.

Each Approved Agreement shall, for purposes of this Agreement, be deemed to be on an Arm's-length basis.

          4.11      Unanimous Actions by Partners.  (a) The Partners' Committee
                    -----------------------------
or the Managing Partner may make a recommendation, but shall have no power, without the prior written consent of all Partners (other than a Forfeited Partner):

               (i)    to amend this Agreement;

               (ii) to admit any Person as a Partner in the Partnership except as a result of a Transfer permitted by this Agreement;

               (iii) to merge or consolidate the Partnership with any other Person, other than in connection with an Initial Public Offering;

               (iv) to lend or advance funds to any Partner or any Related Person of a Partner other than pursuant to the Approved Agreements;

               (v) to borrow funds except to the extent specifically identified in the then-applicable Budget or Business Plan other than in the form of a Partner's Loan;

               (vi) except for the entering into of Approved Agreements, to enter into or amend any agreement or arrangement or consummate any transaction with a Partner or any Related Person of a Partner or any agreement or arrangement with a third party that is related to an agreement or arrangement between such third party and a Partner or any Related Person of a Partner (including, without limitation, any "joint buy" transaction where the Partnership is representing multiple parties in the sale of advertising to an advertiser and one of those parties is a Related
     Person of the Managing Partner); provided, that the consent of the Partners
                                      --------
     shall not be required pursuant to this Section 4.11(a)(vi) in connection with the Partnership consummating any transaction (x) with a Partner or any Related Person of a Partner pursuant to the express terms of an Approved Agreement (but if more than one Partner or Related Party is a party to such transaction then the requirement that the transaction be pursuant to the express terms of an Approved Agreement shall apply to all such Partners and Related Persons) or (y) pursuant to which the Partnership sells advertising to a Partner or any Related Person of a Partner in the ordinary course of the Partnership's business on an Arm's-length basis on terms that are no less favorable to the Partnership than those prevailing in the market for sales of such advertising; provided, further however, that, in addition to the foregoing requirements, the Partnership shall not sell advertising on behalf of the National Sports Partnership to any Related Person of the Managing Partner other than pursuant to an arrangement in which the National Sports Partnership receives payments in cash, unless such other arrangements have been approved by all of the Partners;

               (vii) to dissolve and wind up the Partnership, other than in connection with an Initial Public Offering except as otherwise provided in Sections 8.1 and 8.2;

               (viii) to Transfer all or substantially all of the assets of the Partnership, other than in connection with an Initial Public Offering;

               (ix) to acquire, directly or indirectly, any substantial interest or participation in any other Person;

               (x) to make any capital call other than in accordance with an approved Budget;

               (xi) to enter into, develop or acquire any new business except to the extent specifically identified in the then-applicable Budget or Business Plan; or

               (xii) to effect a substantial change in the business of the Partnership so that it does not consist predominantly of national sports advertising representation.

          (b) In addition to the approvals required under Section 4.11(a), the prior written approval of any Forfeited Partner shall be required before any of the actions referred to in Section 4.11(a)(iv), (v) or (vi) (unless in any such case the actions in question are on an Arm's-length basis), Section 4.11(a)(vii) or (viii), and before this Agreement may be amended in any respect that could reasonably be expected to adversely affect such Forfeited Partner.

          4.12  Removal of Managing Partner.  If (a) any Restricted Person shall
                ---------------------------
Control Fox or (b) Fox and Twentieth Holdings Corporation shall directly or indirectly hold less than a Minimum Interest in Fox/Liberty Partner, the Managing

Partner may be removed as Managing Partner at the request of any other Partner (other than a Defaulting Partner) by written notice by the requesting Partner to the Managing Partner within 60 days of such event.

          Upon the removal of the Managing Partner, a new Managing Partner shall be appointed from among the Partners by the unanimous vote of the Partners excluding any Partner that is a Forfeited Partner at the time of such decision. Until a successor Managing Partner has been appointed, the Partnership shall be managed by the Partners' Committee in accordance with Section 4.2.

          The removal of the Managing Partner shall not, of itself, affect the Managing Partner's Interest or Sharing Percentage in the Partnership or the right of its representatives to vote (except as provided in the preceding paragraph) on the Partners' Committee or its rights under Section 4.11.

                                   ARTICLE V
                                   ---------

                     BOOKS AND RECORDS; REPORTS TO PARTNERS

           5.1  Books and Records.
                -----------------

          (a) At all times during the Term, the Managing Partner, or in the event there is no Managing Partner the Partners' Committee, shall keep or cause to be kept full and complete books of account and business records in which shall be entered fully and accurately each transaction of the Partnership.

          (b) All such books of account and business records shall at all times be maintained at the principal office of the Partnership or such other place the Partners' Committee may determine. Each Partner or its duly authorized representatives shall have the right, upon reasonable notice, at its own expense, to examine, inspect and copy, during normal business hours and for any lawful purpose related to the affairs of the Partnership or the investment in the Partnership by such Partner, any of the books of account, business records, properties and operations of the Partnership. Such examination, inspection and copying may be conducted by the Partner's employees, its independent certified public accountants, or its other agents. Any information obtained by any Partner during such an inspection shall be treated as confidential to the extent required by Section 10.10 hereof. The Partnership's books of account and business records shall be preserved for a period of at least five years or such longer period as is required by law.

          (c) The Partnership's books of account shall be kept on an accrual basis in accordance with GAAP. The fiscal year (the "Fiscal Year") of the Partnership shall end on December 31, or on such other date as shall be determined by the Partners' Committee.

          5.2  Financial Reports.  The Managing Partner, or in the event there
               -----------------
is no Managing Partner the Partners' Committee, shall deliver to each Partner, no later than 30 days after the end of each calendar month, a statement of income (loss), balance sheet, statement of capital expenditures, a report on future revenue to be generated by contracted orders, a report showing the status of sales efforts for new business for the Partnership for such month and a report showing sales of advertising to Related Persons of the Managing Partner prepared, in the case of financial information, in accordance with GAAP. The Managing Partner, or in the event there is no Managing Partner the Partners' Committee, shall deliver to each Partner, no later than 45 days after the close of each of the first three quarters of the Partnership's Fiscal Year, and 60 days after the end of each such Fiscal Year, a financial report of the business and operations of the Partnership prepared in accordance with GAAP (and, if required by any Partner for purposes of reporting under the Securities Exchange Act of 1934, in accordance with Regulation S-X or any successor regulation), relating to such period, which report shall include a balance sheet as of the end of such period, a statement of income (loss) and partners' capital (deficiency) and cash flows (including sources and uses of funds) for the period then ended, and in each case a comparison of the period then ended with the corresponding period in the Fiscal Year immediately preceding such period, which, in the case of the report furnished after the close of the Fiscal Year, shall be audited by the Partnership's independent certified public accountants. The monthly and quarterly financial statements shall be accompanied by an analysis, in reasonable detail, of the variance between the Partnership's operating results and the corresponding amounts in the then-current Budget. The monthly and quarterly financial reports may in each case be subject to normal year-end adjustments. In addition to the foregoing financial statements, the financial report furnished after the close of each Fiscal Year shall also include a statement of cash flows, and allocations to the Partners of the Partnership's taxable income, gains, losses, deductions and credits. The financial report required to be furnished after the close of the Fiscal Year may be delivered in preliminary form, without footnotes; provided, that the final form of the required financial
           --------
statements, audited by the Partnership's independent certified public accoun tants, must be delivered within 75 days after such year-end. Additionally, the Partnership shall provide an estimate of annual net income (loss) to each Partner no later than 21 days after the close of each Fiscal Year and shall, within 10 days after the end of each month provide any other available financial information which any Partner reasonably requests. The Partnership will initially engage Arthur Andersen LLP as its independent certified public accountants. The Partnership shall bear the cost of each annual audit and, except as otherwise provided in Section 4.6, the cost of any other services furnished to the Partnership by its independent certified public accountants as provided herein.

           5.3 Tax Returns and Information.
               ---------------------------

          (a) Until further action by the Partners' Committee, the Managing Partner is designated as Tax Matters Partner under (S)6231(a)(7) of the Code. The Tax Matters Partner will take no action which is reasonably expected to have a material adverse effect on one or more of the Partners unless such action is approved by each such Partner. The Tax Matters Partner shall have the rights and obligations set forth under the Code and regulations thereunder; provided, that
                                                                 --------
in no event shall the Tax Matters Partner extend the statute of limitations with respect to any Partner pursuant to Section 6229(b) of the Code without the prior written consent of such Partner or litigate any adjustment to any Partnership tax item in any forum other than the United States Tax Court without the prior written approval of all Partners. The Tax Matters Partner will be responsible for notifying all Partners of ongoing proceedings, both administrative and judicial, and will represent the Partnership throughout any such proceeding. The Partners will furnish the Tax Matters Partner with such information as it may reasonably request to provide the

Internal Revenue Service with sufficient information to allow proper notice to the Partners. If an administrative proceeding with respect to a partnership item under the Code has begun, and the Tax Matters Partner so requests, each Partner will give notice to the Tax Matters Partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Partnership. Any settlement agreement with the Internal Revenue Service will be binding upon the Partners only as provided in the Code. The Tax Matters Partner will not bind any other Partner to any extension of the statute of limitations or to a settlement agreement without such Partner's written consent. Any Partner who enters into a settlement agreement with respect to any partnership item will give notice to the other Partners of such settlement agreement and its terms within 30 days after the date of settlement. If the Tax Matters Partner does not file a petition for readjustment of the partnership items in the Tax Court, federal District Court or Claims Court within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days. The Tax Matters Partner will timely give notice to the other Partners in writing of its decision. Any notice partner or 5-percent group will give notice to the other Partners of its filing of any petition for readjustment.

          (b) The Tax Matters Partner shall cause income and other required Federal, state and local tax returns for the Partnership to be prepared and sent (together with related work papers) to each Partner for review at least 15 business days prior to filing, and will cause such returns to be timely filed with the appropriate authorities. The Tax Matters Partner shall make or maintain in effect an election under Section 754 of the Code to adjust the basis of the Partnership Property under Sections 734 and 743 of the Code for taxable years after the Effective Date if it deems such election to be in the best interests of the Partnership or of any Partner. Subject to Section 4.3, the Tax Matters Partner shall make such other elections as it shall deem to be in the best interests of the Partnership and the Partners. The cost of preparation of such returns by outside preparers, if any, shall be borne by the Partnership.

          (c) The Tax Matters Partner shall cause to be provided to each Partner no later than July 1 of each year information concerning the Partnership's projected taxable income or loss and each class of income, gain, loss, deduction or credit which is relevant to reporting a Partner's share of the Partnership income, gain, loss, deduction or credit for purposes of Federal or state income tax. Infor-mation required for the preparation of a Partner's income tax returns shall be furnished to the Partners as soon as possible after the close of the Partnership's Fiscal Year.

          (d) For Federal income tax purposes, all gain, loss, depreciation or amortization with respect to property which is reflected in the Capital Accounts of the Partners at a basis different from the tax basis of such property shall be allocated pursuant to the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder. All other items of income or deduction shall be allocated for Federal income tax purposes in the same way such items are allocated to the Capital Accounts of the Partners. All tax credits shall be allocated to the Partners based upon the Sharing Percentage of the Partners as of the time the expenditure giving rise to the credit was incurred.

          (e) The Tax Matters Partner shall from time to time upon request of any other Partner cause the Partnership's attorneys and accountants to confer with attorneys and accountants for such other Partner on any matters relating to any Partnership tax return or tax election.

                               ARTICLE VI
                               ----------

                  PLEDGES, TRANSFERS, ADMISSIONS, WITHDRAWALS

           6.1  Transfer by Partners.
                --------------------

          (a) Except for Transfers made pursuant to Section 6.1(b), 6.5, 6.6 or 8.3, without the prior written consent of all of the Partners (other than a Forfeited Partner), no Partner shall have the right to Transfer all or any part of its Interest, or to suffer to occur a Change in Control of such Partner or an Indirect Transfer as to such Partner, and any such Transfer shall be void and of no force or effect.

          (b) Other than in connection with Transfers pursuant to Section 6.5,
6.6 and 8.3, no Partner (a "Selling Partner") shall have the right to Transfer all or any part of its Interest or to suffer to occur a Change in Control of such Partner or an Indirect Transfer as to such Partner, without first offering to the remaining Partners (other than a Forfeited Partner) (each an "Offeree" and collectively the "Offerees") a right of first refusal to purchase the portion of such Selling Partner's Interest that is proposed to be so Transferred or, in the case of a Change in Control or an Indirect Transfer, all of such Partner's Interest (the "Offered Interest"), all on the terms hereinafter set forth. The Offered Interest must be offered by means of a notice (an "Offer Notice") given by the Selling Partner to each Offeree at a price and upon terms no less favorable to the

Offerees than those which the Selling Partner is
willing to accept from a bona fide third party purchaser pursuant to an offer
                         ---- ----
from such third party purchaser (or, in the case of a Change in Control or an Indirect Transfer, the value of the Offered Interest, as determined by multiplying the Fair Market Value of the Partnership by the Sharing Percentage represented by the Offered Interest) (a "Bona Fide Offer"); provided, that
                                                            --------
regardless of the terms of the Bona Fide Offer, the Offered Interest shall be offered to the Offerees on terms that permit the Offerees 90 days within which to complete the purchase. The Offer Notice shall state the identity of, and the price and other terms offered by, such third party for the purchase of the Offered Interest (or, in the case of a Change in Control or an Indirect Transfer, the identity of the Person that will acquire Control of the Partner or the Interest as a result of the proposed transaction). In any case where a Bona Fide Offer has been made in respect of an Offered Interest in conjunction with other property, the price in respect of the Offered Interest shall be the Allocated Interest Offer Price. Within 15 days after receipt of such Offer Notice, each Offeree shall accept, in whole or in part, or reject such offer for the Offered Interest by delivering a notice to each of the other Partners and, if any Partner rejects such offer, it shall state in writing whether it consents to the proposed Transfer under Section 6.1(a). If pursuant to this

Section 6.1(b) the Partners have agreed to purchase, in the aggregate, the entire Offered Interest, then the entire Offered Interest shall be purchased by the Partners that accepted all or a portion of the Offered Interest in accordance with the terms offered by the Selling Partner and no consent to such Transfer shall be required under Section 6.1(a); provided, that if Rainbow Partner is purchasing any or all of the Offered Interest, the purchase price shall be payable at the option of Rainbow Partner either (i) by wire transfer of funds or by certified or cashier's check drawn to the order of the Selling Partner or (ii) in the form of a promissory note of Rainbow Partner secured, pursuant to a pledge or collateral assignment agreement in form reasonably acceptable to the Selling Partner, by the Interest purchased, maturing on the third anniversary of the date of such Transfer and bearing interest, payable semi-annually, at a rate per annum equal to the Prime Rate plus one-half of one percent (1/2%). If all of the Offered Interest has not been accepted and no Partner has delivered a writing in which it refused to consent to the proposed Transfer, then the Selling Partner may, within 90 days after the Offer Notice is given, Transfer the entire Offered Interest but not a portion thereof to such third party at a price not less than the price at which, and on other terms no more favorable to the third party than those contained in the Bona Fide Offer (or, in the case of a Change in Control or an Indirect Transfer, suffer the completion of such Change in Control or Indirect Transfer). If the Offered Interest is not so disposed of within such 90-day period, then the Selling Partner shall, before Transferring all or any portion of its Interest (or suffering the completion of a subsequent Change in Control or Indirect Transfer), again be obligated to offer the right of first refusal contained in this Section 6.1(b) to the other Partners. The sale of an Interest pursuant to a Bona Fide Offer in accordance with this Section 6.1(b) shall not be effective without the prior written consent (which shall not be unreasonably withheld) of the Partners (other than a Forfeited Partner) and any such purported sale shall be void and of no force or effect.

          (c) After any Transfer of an Interest permitted hereby, the Transferee shall be admitted as a Partner, with appropriate amendments being made to this Agreement, the Transferred Interest shall continue to be subject to all the provisions of this Agreement including, without limitation, the provisions of this Article VI.

          (d) Except as otherwise provided in Section 6.5, a Transfer will be deemed to occur for the purpose of this Article VI in respect of the Interest of a Partner in the event of a Change in Control of such Partner or an Indirect Transfer with respect to such Partner. In the event of any such deemed Transfer of an Interest, (i) if such Transfer is made in compliance with the first sentence of Sec-tion 6.1(a), the Interest deemed Transferred shall continue to be subject to all the provisions of this Agreement and, upon request by any other Partner, the deemed Transferring Partner shall cause each deemed Transferee to assume and agree to perform in writing all of such deemed Transferring Partner's duties and obligations as a Partner under this Agreement, including, without limitation, the obligations imposed by this Article VI; and (ii) if such deemed Transfer is not made in compliance with Section 6.1(a), then the other Partners shall be entitled to make the elections and exercise the remedies available to Non-Defaulting Partners under Section 7.2 of this Agreement against the deemed Transferring Partner and its deemed Transferee.

           6.2  Additional Provisions Relating to Transfer.
                ------------------------------------------
          (a)  In the case of any Transfer under Section 6.1, 6.5, 6.6 or 8.3:

          (i) Except as provided therein, the Transfer of an Interest shall not affect the Approved Agreements; provided, however, that if the Transferring
                                     --------  -------
     Partner is the Managing Partner, then, with respect to any agreements between the Partnership and the Transferring Managing Partner or any Related Person with respect to the Transferring Managing Partner for the provision of management and other services of the type described in Annex D to this Agreement (whether or not such agreements are Approved
     Agreements), the other Partners (acting by a majority of such Partners' Sharing Percentages) shall have the option, by giving 30 days' notice to the Transferring Managing Partner or such Related Person, as the case may be, to (A) elect to terminate any or all of such agreements or (B) elect to cause any or all of such agreements to be assigned to the Transferee or its Designee or, if there is more than one Transferee, to any Person jointly designated by such Transferees. Upon the written request of the non-Transferring Partners, the Managing Partner and its Affiliates shall continue to provide to the Partnership for a period of 90 days following the date of Transfer any management and other services of the type described in Annex D that were being provided by them immediately prior to the Transfer, and the Managing Partner and its Affiliates shall continue to be compensated for such services and reimbursed for their costs in accordance with the provisions of Sections 4.1 and 4.6 hereof, or in accordance with the provisions of any applicable agreement, as the case may be. Upon any such termination, the Transferring Managing Partner shall cooperate and shall cause its Affiliates to cooperate with the Transferee or Transferees, as the case may be, in order to effect an orderly transition of management services; and

          (ii) The Transferee or Transferees of an Interest, as the case may be, shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Partnership as a result of such Transfer.

     (b) In connection with the Transfer of any Interest pursuant to Section 6.1, 6.6 or 8.3, the Transferor and its Affiliates will be obligated to sell to the Transferee, and the Transferee will be obligated to buy from the Transferor and its Affiliates, all (or in the case of a partial Transfer, an appropriate portion of) evidences of indebtedness (including Partner's Loans) of the Partnership held directly or indirectly by the Transferor and its Affiliates for an amount, payable in cash, equal to the outstanding principal amount thereof at the time of Transfer plus interest thereon then accrued and unpaid; provided,
                                                                    --------
that in connection with a Transfer pursuant to a Bona Fide Offer the terms of the Bona Fide Offer will govern the disposition of such evidences of indebtedness.

     (c) The Transferee of an Interest hereunder shall assume in writing in form and substance reasonably satisfactory to the non-Transferring Partners the obligations of the Transferring Partner under this Agreement arising from and after the effective date of the Transfer in respect of the Transferred Interest and the Transferring Partner shall be released therefrom except for those obligations or liabilities of the Transferring Partner based on events occurring, arising or maturing prior to the date of Transfer and except those obligations arising out of a breach of this Agreement by the Transferring Partner or pursuant to Section 4.5, 4.7 or 9.3.

     (d) If required by any non-Transferring Partner, the Transferee shall deliver to the Partnership an opinion, satisfactory in form and substance to the non-Transferring Partners, of counsel reasonably satisfactory to such non-Transferring Partners to the effect that the Transfer of the Interest in question is in compliance with applicable state and federal securities laws.

     (e) No Transfer shall be recognized for any purpose as between a Transferring Partner and the Partnership or as between a Transferring Partner and the other Partners until the Transferee shall have executed written instruments satisfactory to the Partners' Committee to become a party to this Agreement and assume the rights and obligations of the Transferring Partner hereunder.

     (f) Upon completion of any Transfer pursuant to Section 6.1, 6.6 or 8.3 or a change of ownership in compliance with Section 6.5(a), the Transferee of an Interest (if not already a Partner) shall be admitted as a Partner without any further action upon compliance with the provisions of this Section 6.2.

      6.3       Effect of Attempted Transfer; Withdrawals and Admissions
                --------------------------------------------------------
Generally.  An attempted Transfer of any Interest or any portion thereof in
---------
violation of any provision of this Agreement shall be void. No Partner shall withdraw from the Partnership, except by a Transfer of an Interest permitted by this Agreement or with the written consent of the other Partners.

      6.4       Tax Allocation Adjustments; Distributions After Transfer.  In
                ----------------------------------------- --------------
the event of a Transfer of any Interest, regardless of whether the Transferee becomes a substitute Partner, all items of income, gain, loss, deduction and credit for the fiscal period in which the Transfer occurs shall be allocated for Federal income tax purposes between the Transferor and the Transferee on the basis of the ownership of the Interest at the time the particular item is taken into account by the Partnership for Federal income tax purposes, except to the extent otherwise required by Section 706(d) of the Code. Distributions made on or after the effective date of Transfer shall be made to the Transferee, regardless of when such distributions accrued on the books of the Partnership.

      6.5       Certain Affiliate Transferee Transactions Not Deemed Transfers.
                --------------------------------------------------------------
(a) Notwithstanding anything in this Agreement to the contrary, a transaction shall not be deemed to constitute a direct or indirect Transfer of an Interest, a Change in Control or an Indirect Transfer, if the transferee and the transferor are Affiliate Transferees. A transferor and a transferee shall be deemed to be "Affiliate Transferees" if (i) the same Person directly or indirectly owns more than a Minimum Interest in both the transferor and the transferee immediately prior to the transaction in question or (ii) Fox, Twentieth Holdings Corporation or Liberty collectively own all of the direct and indirect interests in the transferor and the transferee immediately prior to the transaction in question. Fox/Liberty Partner hereby agrees to consult in good faith with Rainbow Partner prior to engaging in any transaction which has the effect of reallocating between Fox and Liberty their direct or indirect ownership interests in the Partnership.

     (b) Notwithstanding anything in this Agreement to the contrary, none of the following transactions shall be deemed to constitute a direct or indirect Transfer of an Interest, a Change in Control or an Indirect Transfer: (i) a change, shift or transfer of Control that shall be deemed not to be a Change in Control pursuant to the second sentence of the definition thereof; or (ii) the Transfer directly or indirectly of all or any portion of the equity interests in, or assets of, Rainbow Partner to the stockholders of RMH as a class (it being understood that such transfer may include the transfer to different classes of stockholders of RMH of different classes of equity interests reflecting the same relative rights and privileges as the different classes of stock of RMH) or to any group of public equity holders (including, without limitation, a transfer by means of a registered public offering).

      6.6       IPO-Call Procedure. (a) The procedure set forth in this Section
                ------------------
6.6 (the "IPO-Call Procedure") may be initiated by Rainbow Partner during any IPO-Call Notice Window. Such IPO-Call Procedure shall be initiated by written notice (the "IPO-Call Notice") from Rainbow Partner to Fox/Liberty Partner in accordance herewith. Except as provided below, upon the giving of the IPO-Call Notice, Fox/Liberty Partner shall be obligated to purchase, and Rainbow Partner shall be obligated to sell, all (but not less than all) of the Interests of Rainbow Partner at the Call Price (as defined below) in accordance with the terms hereof.

     (b) For 45 days after receipt of an IPO-Call Notice, Rainbow Partner, on the one hand, and Fox/Liberty Partner, on the other hand, shall negotiate in good faith to determine the Fair Market Value of all of the Interests. If such Partners are not able to agree on such Fair Market Value, prior to such 45th day, each shall select an Appraiser. Within 15 days after the selection of the Appraisers, the Appraisers so selected shall jointly select a third Appraiser. Within 30 days after its selection, the third Appraiser shall determine the value of the Interests held by Rainbow Partner by determining the Fair Market Value of all of the Interests and multiplying such Fair Market Value by the Sharing Percentage of Rainbow Partner (the "Call Price"). Within 30 days after determination of the Call Price, Fox/Liberty Partner shall give written notice to Rainbow Partner of its election either (i) to purchase the Interests of Rainbow Partner for, at the election of Fox/Liberty Partner, any of (A) a number of Marketable Securities of TCI, The News Corporation Limited or a person that holds all of the Fox and Liberty interests in sports programming (or a combination thereof) calculated by dividing the Call Price by the Current Market Price of such Marketable Securities, or (B) a promissory note of Fox/Liberty Partner secured, pursuant to a pledge or collateral assignment agreement in form reasonably acceptable to Rainbow Partner, by the Interest purchased, maturing on the third anniversary of the IPO-Call Closing Date and bearing interest, payable semi-annually, at a rate per annum equal to the Prime Rate plus one-half of one percent (1/2%) in aggregate principal amount equal to the

Call Price or (ii) to consummate an Initial Public Offering of the Partnership or the Corporation within 180 days of the IPO Call Notice. If a purchase of Interests is to be effected pursuant to this Section, at Fox/Liberty Partner's request, the parties shall negotiate in good faith to structure the transaction as a tax-free transaction, provided, that (i) Rainbow Partner will not be
                           --------
required to accept, in exchange for its Interests, securities which are not Marketable Securities, (ii) neither Rainbow Partner nor the issuer of such Marketable Securities shall be required to structure the transaction in a manner that would cause to it any adverse consequences and (iii) Fox/Liberty Partner shall not be required to change its election with respect to the Marketable Securities being issued. Securities issued in such transaction may be voting, nonvoting or convertible into voting securities at the election of the issuer.

     (c) Fox/Liberty Partner may elect to have its purchase effected by a Designee and, if Rainbow Partner so elects, Fox/Liberty Partner shall guarantee the performance of its Designee. The business affairs of the Partnership shall continue to be conducted in the ordinary course as provided in this Agreement during the pendency of and unaffected by the IPO-Call Procedure.

     (d) In the event that an Initial Public Offering of the Partnership or the Corporation is not consummated within 180 days after the date of the IPO-Call Notice, the closing of any purchase and sale of an Interest under this Section 6.6 shall be held at a mutually acceptable place on a mutually acceptable date (the "IPO-Call Closing Date") not more than 180 days after the date of determination of the Call Price; provided, that if any governmental approvals arerequired to
            --------
consummate such purchase and sale, the IPO-Call Closing Date shall be the date on which the last such approval is obtained but in any event not more than 240 days after the determination of the Call Price. At such closing, Rainbow Partner shall assign to Fox/Liberty Partner the Interests to be sold, free and clear of all liens, claims and encumbrances, and shall execute such documents as may be necessary to effectuate the sale.

     (e)  In order to effectuate an Initial Public Offering, notwithstanding
Section 4.9, Fox/Liberty Partner shall be permitted to effect a reorganization or restructuring of the Partnership into the Corporation, without any consent of any other Partner.


                                   ARTICLE VII
                                  ------------

                               EVENTS OF DEFAULT

      7.1     Events of Default.
              -----------------

      (a) An "Event of Default" shall be considered to have occurred with respect to a Partner (the "Defaulting Partner") if:

      (i) Such Partner Transfers all or any part of its Interest, or suffers to occur a Change in Control of such Partner or an Indirect Transfer as to such Partner, except as permitted in this Agreement; provided, that no Event of Default shall be
                                  --------
     considered to have occurred for 30 days following the involuntary encumbrance of all or any part of such Interest if during such 30-day period such Partner acts diligently to, and does, remove any such encumbrance, including, but not limited to posting a bond to prevent foreclosure; or (ii) Such Partner or any Affiliate of such Partner fails to perform or violates any other material term or condition of this Agreement (including, without limitation, a failure to pay any amounts due under
     Section 6.1 or 6.2 but excluding any failure to meet any capital call) or a material term or condition of any Approved Agreement (or Section 8.2, 8.3,
     8.4 or 8.5 of the Formation Agreement) and such failure or violation continues for 45 days after such Partner has been given notice thereof by any other Partner; provided, however, that (other than in the case of a
                        --------  -------
     breach of Section 8.2, 8.3, 8.4 or 8.5 of the Formation Agreement) if the failure or violation is not a failure to pay money and is of such a nature that it cannot reasonably be cured within such 45-day period, but if it is curable and such Partner in good faith begins efforts to cure it within such 45-day period and continues diligently to do so, it shall have a reasonable additional period thereafter to effect the cure.

          7.2 Remedies of Non-Defaulting Partners.
              -----------------------------------

          Upon the occurrence and during the continuance of an Event of Default, the remedies that may be elected by the Non-Defaulting Partners are:

          (i) to seek to enjoin such default or to obtain specific performance of a Defaulting Partner's obligations or sue for Damages (as hereinafter defined) in respect of such Event of Default; or

          (ii) to dissolve the Partnership as provided in Section 8.1(e), in which event the affairs of the Partnership shall be wound up as provided in
     Section 8.2.

          The election of a remedy specified in clause (i) above may be made by any Partner that is not a Defaulting

Partner (a "Non-Defaulting Partner") or a Forfeited Partner, and the remedy specified in clause (ii) above may be made by unanimous vote of the Non-Defaulting Partners that are not Forfeited Partners, by giving notice to the Defaulting Partner within 60 days (one year in the case of an action to recover Damages) after obtaining actual knowledge of the occurrence of such Event of Default; provided, that if an election pursuant to clause (i) above is made to
         --------
seek an injunction, specific performance or other equitable relief and a final judgment in such action is rendered denying such equitable remedy, then, by notice given within ten days thereafter the Non-Defaulting Partners may elect to pursue any or all of the remedies specified in clause (i) or (ii) of this
Section 7.2 unless, prior to the giving of such notice, the Defaulting Partner has cured the Event of Default in question in full and no other Event of Default with respect to such Partner has occurred and is continuing or the final judgment denying equitable relief specifically held that there was no Event of Default.

     The foregoing remedies shall not be deemed mutually exclusive, and selection or resort to any thereof shall not preclude selection or resort to the others.

     The resort to any remedy pursuant to clauses (i) or (ii) of this Section
7.2 shall not for any purpose be deemed to be a waiver of any other remedy available here under or under applicable law; provided, that the failure to
                                               --------
elect a remedy within the time period provided shall be conclusively presumed to be a waiver of such Event of Default.

     Unless any Event of Default has been waived as set forth in the immediately preceding paragraph, the Defaulting Partner shall be liable to the Partnership and to the Non-Defaulting Partners for any and all damages, losses and expenses (including attorneys' fees and disbursements) (collectively, "Damages") suffered or incurred by the Partnership or the Non-Defaulting Partners as a result of such Event of Default; provided, that neither the Partnership nor the
                       --------
Non-Defaulting Partners shall have or assert any claim against the Defaulting Partner for lost profits, exemplary, punitive, indirect, special or consequential Damages suffered or incurred by the Partnership or the Non-Defaulting Partners as a result of an Event of Default.

                                  ARTICLE VIII
                                 -------------

                  DURATION AND TERMINATION OF THE PARTNERSHIP

      8.1       Events of Termination.  The Partnership shall be dissolved and
                ---------------------
its affairs wound up pursuant to Section 8.2 upon the first to occur of any of the following events (each an "Event of Termination"):

               (a) the expiration of the Term (provided, that the Partners may
                                               --------
          at any time prior to such expiration amend this Agreement to extend the Term);

               (b) the execution by all of the Partners of a unanimous written consent to dissolution;

               (c) the sale or other disposition of substantially all of the assets of the Partnership;

               (d) the Bankruptcy of a Partner, unless such Partner's Interest is purchased pursuant to Section 8.3 or the other Partners consent to a continuation of the Partnership with the successor of such Bankrupt Partner admitted as a new Partner; or

               (e)  the election of the Non-Defaulting Partners pursuant to
          Section 7.2(ii) to terminate the Partnership upon the occurrence and during the continuance of an Event of Default.

          8.2  Winding-Up.  Upon the occurrence of an Event of Termination, if
               ----------
the Partnership is not continued as provided herein, the Partnership's affairs shall be wound up as follows:

          (a) The Managing Partner, or in the event there is no Managing Partner the Partners' Committee, shall cause to be prepared a statement of the assets and liabilities of the Partnership as of the date of dissolution.

          (b) The assets and properties of the Partnership shall be liquidated as promptly as possible, and receivables collected, all in an orderly and business like manner so as not to involve undue sacrifice. Notwithstanding the foregoing, the Partners' Committee may determine not to sell, or authorize the sale of, all or any portion of the assets and properties of the Partnership, in which event such assets and properties shall be distributed in kind pursuant to Section 8.2(c).

          (c) The proceeds of liquidation under Section 8.2(b) and all other assets and properties of the Partnership shall be applied and distributed as follows in the following order of priority:

               (i) to the payment of the debts and liabilities of the Partnership (excluding any amounts which may be owed to any Partner or any Affiliate of a Partner in respect of Partner's Loans, but including all other amounts owed to any Partner or any Affiliate of a Partner) and the expenses of liquidation;

               (ii) to establish any reserves that the Managing Partner, or in the event there is no Managing Partner the Partners' Committee, in accordance with sound business judgment, deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves may be paid over by the Managing Partner or the Partners' Committee, as applicable, to an escrow agent selected by it to be held by such agent for the purpose of (x) distributing such reserves in payment of the aforementioned contingencies and (y) upon the expiration of such period as the Managing Partner or the Partners' Committee, as applicable, may deem advisable, distributing the balance thereof in the manner provided in this Section 8.2(c);

               (iii) to pay the accrued and unpaid interest and unpaid principal amount of Partner's Loans in the proportion that the aggregate outstanding amount of such Partner's Loans of each Partner and its Affiliates, including accrued and unpaid interest, bears to the total of all such outstanding Partner's Loans, including accrued and unpaid interest, of all the Partners and their Affiliates;

               (iv) to the Partners in proportion to the positive balance of each Partner's Capital Account; provided, that if any assets are to be
                                          --------
          distributed in kind, they will be valued at their Fair Market Value before the distribution. This adjustment to Fair Market Value will be reflected in an adjustment to the Partners' Capital Accounts in accordance with the principles of Section 3.4 immediately prior to any liquidating distribution. No Partner shall have any obligation to make any contribution or payment in respect of a negative balance in its Capital Account. Distributions pursuant to this paragraph may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating the Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of any Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Partners' Committee, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement.

               (d) The Partners and former Partners shall look solely to the Partnership's assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Partners and former Partners shall have no recourse against the Partnership or any other Partner.

               (e) If the value of the Partnership assets, including profits from any sale thereof, is insufficient to pay the liabilities of the Partnership (other than any Partner's Loans and Capital Contributions), then such additional liabilities and reserve needs shall be funded by the Partners in accordance with their respective Sharing Percentages without giving effect to any reduction or increase in the Sharing Percentage of any Partner pursuant to Section 3.2(b) resulting from one or more defaults under Section 3.1.

               (f) The Partners shall comply with all requirements of applicable law pertaining to the winding-up of the Partnership.

               (g) The Partners acknowledge that this Section 8.2 may establish distribution priorities different from those set forth under applicable law and agree that they intend, to the extent legally permissible, to vary those provisions by this Agreement.

          8.3  Purchase Option Upon Bankruptcy of a Partner. Upon the Bankruptcy
               --------------------------------------------
of a Partner, any other Partner that is not a Defaulting Partner or Bankrupt (a "Nonbankrupt Partner") shall have the right, but not the obligation, by notice given to all the Partners within 45 days after such Nonbankrupt Partner obtains actual knowledge of the occurrence of such Bankruptcy, to elect to purchase or cause its Designee to purchase all or a portion of its pro rata share (based on the relative Sharing Percentages of the Nonbankrupt Partners) of the Bankrupt Partner's Interest. If any Nonbankrupt Partner elects not to purchase its pro rata portion, the remaining Nonbankrupt Partners, if any, will have the right to elect to purchase the portion declined. Unless the entire Interest of the Bankrupt Partner is purchased pursuant to this Section 8.3, no portion of its Interest shall be purchased. If the Nonbankrupt Partners purchase the entire Interest of the Bankrupt Partner, the business of the Partnership shall be continued as a successor business entity without liquidation of the Partnership's affairs. The purchase price payable for the Bankrupt Partner's Interest pursuant to this Section 8.3 shall be 100% of the product of the Fair Market Value of the Partner ship times such Bankrupt Partner's Sharing Percentage. To the extent there is any disagreement among the Partners as to the value of the Bankrupt Partner's Interest, such dispute shall be determined by an Appraiser selected jointly by the Nonbankrupt Partners, on the one hand, and the Bankrupt Partner, on the other hand. If the Partners are not able to agree on an Appraiser, the Nonbankrupt Partners shall jointly select an Appraiser and the Bankrupt Partner shall select an Appraiser and the Appraisers so selected shall jointly select a third Appraiser, and the Appraiser so selected shall be the Appraiser for purposes of determining the value of such Interest; provided, that if the
                                                    --------
Bankrupt Partner shall fail to select an Appraiser, the Appraiser selected by the Nonbankrupt Partners shall be the Appraiser for purposes of determining the value of such Interest. If more than one eligible Partner elects to purchase a Bankrupt Partner's Interest pursuant to this Section but any Partner fails to tender its share of the purchase price therefor at the closing, then the tendering Partner(s) may elect to purchase the Interest that was to be purchased by such nontendering Partner and shall have an additional 15 days in which to tender payment for the share of the Bankrupt Partner's Interest that was to be purchased by the nontendering Partner(s). Any such election by the tendering Partner(s) shall not excuse the default by the nontendering party.


                                   ARTICLE IX
                                  -----------

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

          9.1  Compliance with Applicable Law.  Each Partner shall comply with
               ------------------------------
all applicable laws, regulations, rules
and orders of governmental authorities the non-compliance with which would have a material adverse effect on the business affairs or financial condition of the Partnership.

          9.2  No Restrictive Covenants.  No Partner shall enter into or become
               ------------------------
subject to any contract, agreement, restriction or covenant (other than an Approved Agreement) which would impair or inhibit the Partnership's ability to obtain financing without recourse to the Partners (collectively, "Restrictive Covenants"), and each Partner represents and warrants to the other Partners that, on the Effective Date, it is not subject to any Restrictive Covenants.

          9.3  Indemnification of Partners; Contribution. The Partnership shall
               -----------------------------------------
indemnify and hold each Partner harmless from and against any claim, demand, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal expenses) incurred by or against such Partner and arising out of or resulting from any act or omission of the Partnership. As among the Partners, no Partner shall be liable or bear responsibility for more than its proportionate share (based on its Sharing Percentage) of the liabilities and obligations of the Partnership. For the purposes of the preceding sentence, a Partner's Sharing Percentage shall be determined on the date the relevant liability or obligation is incurred, without giving effect to any reduction or increase in such Partner's Sharing Percentage pursuant to
Section 3.2(b) resulting from one or more defaults under Section 3.2. In the event that (whether before or following any dissolution of the Partnership) any Partner shall be required to pay, discharge or otherwise bear responsibility for any liability or obligation of the Partnership in excess of such Partner's proportionate share thereof, each other Partner hereby agrees to indemnify, hold harmless and reimburse (directly or through the Partnership) such Partner against and for such other Partner's respective proportionate share of such excess. It is the intention of the Partners that, following the operation of this clause, each Partner will have borne exactly its proportionate share of the liability or obligation of the Partnership at issue determined with reference to such Partner's Sharing Percentage, determined in accordance with the third sentence of this Section 9.3.

          9.4  Notice of Change in Control and Indirect Transfer.  In addition
               -------------------------------------------------
to any other notification requirements under this Agreement, each Partner agrees that promptly following the occurrence of an event which constitutes a Change in Control or an Indirect Transfer it will give notice to the other Partners of the Change in Control or Indirect Transfer. In addition, Liberty/Fox Partner agrees that it shall promptly notify each other Partner if

Fox and Twentieth Holdings Corporation no longer directly or indirectly hold a Minimum Interest in Fox/Liberty Partner.


                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS

          10.1      Waiver of Partition.  Except as may be otherwise provided by
                    -------------------
law in connection with the winding-up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership Property.

          10.2      Modification; Waivers.  This Agreement may be modified or
                    ---------------------
amended only with the written consent of each Partner. Except as otherwise specifically provided herein, no Partner shall be released from its obligations hereunder without the written consent of the other Partners. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          10.3      Entire Agreement.  This Agreement and the documents
                    ----------------
expressly referred to herein constitute the entire agreement among the Partners with respect to the subject matter hereof and supersede any prior agreement or understanding between or among the Partners with respect to such subject matter.

          10.4      Severability.  If any provision of this Agreement, or the
                    ------------
application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby; provided, that the
                                                              --------
parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

          10.5      Notices.  All notices, requests, demands, consents and other
                    -------
communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand, on the date transmission by telecopy is confirmed by machine answer-back or on the third business day after such notice is mailed by registered or certified mail, postage prepaid, and, pending the designation by notice of another address, addressed as follows:

          If to Fox/Liberty Partner:

          Fox Sports Net, LLC
          1440 South Sepulveda Blvd.
          Suite 218
          Los Angeles, CA  90025
          Attention:  Tony Ball
          Telecopy: (310) 445-4335

          With copies to:

          Liberty Media Corporation
          8101 E. Prentice Avenue
          Suite 500
          Englewood, CO  80111
          Attention:  President
          Telecopy:  (303) 721-5415

          and:

          Tele-Communications, Inc.
          5619 DTC Parkway
          Englewood, CO  80111
          Attention:  Legal Department
          Telecopy:  (303) 488-3245

          and:

          Sherman & Howard L.L.C.
          3000 First Interstate Tower North
          633 Seventeenth Street
          Denver, Colorado  80202
          Attention:  Charles Y. Tanabe, Esq.
          Telecopy:  (303) 298-0940

          and:

          The News Corporation Limited
          1211 Avenue of the Americas
          New York, New York  10036
          Attention:  Arthur M. Siskind, Esq.
                      Senior Executive Vice President
                      and Group General Counsel
          Telecopy:  (212) 768-2029
          and:

          Fox Television
          10201 West Pico Boulevard
          Los Angeles, California  90035
          Attention:  Jay Itzkowitz, Esq.
                      Senior Vice President
                      Legal Affairs
          Telecopy:  (310) 369-2572

          and:

          Squadron, Ellenoff, Plesent & Sheinfeld, LLP
          551 Fifth Avenue
          New York, New York  10176
          Attention:  Joel Papernik, Esq.
          Telecopy:  (212) 697-6686

          If to Rainbow Partner:

               c/o Rainbow Media Holdings, Inc.
               150 Crossways Park West
               Woodbury, N.Y. 11797

               Attention: President

          With a copy to Attention: Executive Vice President
                    Legal and Business Affairs

               cc:  Cablevision Systems Corporation
                    One Media Crossways
                    Woodbury, New York 11797

                    Attention: Executive Vice President and
                               General Counsel


          10.6      Successors and Assigns.  Except as otherwise specifically
                    ----------------------
provided herein, this Agreement shall be binding upon and inure to the benefit of the Partners and their legal representatives, successors and permitted assigns.

          10.7      Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which together shall constitute one and the same instrument.

          10.8      Headings; Cross-references.  The Article and Section
                    --------------------------
headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          10.9      Construction.  None of the provisions of this Agreement
                    ------------
shall be for the benefit of or enforceable by any creditors of the Partnership. No one, including but not limited to the Partners or any creditor of the Partnership or any of its Partners, shall have any rights under this Agreement against any Affiliate of any Partners.

          10.10     Property Rights; Confidentiality.  All books, records and
                    --------------------------------
accounts maintained exclusively for the Partnership (including, without limitation, marketing reports and all other data whether stored on paper or in electronic or other form), and any contracts or agreements (including, without limitation, agreements for the purchase, lease or license of programming) entered into by or exclusively on behalf of the Partnership, shall at all times be the exclusive property of the Partnership. All property (real, personal or mixed) purchased with Partnership funds, and all moneys held or collected for or on behalf of the Partnership shall at all times be the exclusive property of the Partnership. No Partner shall, during the period such Partner is a Partner and for a period ending on the later of two (2) years after such Partner has ceased to be a Partner, disclose any confidential or proprietary information with respect to the Partnership or any Partner, except (i) with the prior written consent of the other Partners; (ii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so give notice to the other Partners as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent companies, its auditors and its attorneys and the securities exchange on which any such parent's securities are traded from time to time; provided, that such Partner shall be liable for
                              --------
any breach by such parent companies, auditors or attorneys of any provision of this Section; (iv) in connection with the enforcement of such Partner's rights hereunder; (v) disclosures to an Affiliate of, or professional advisor to, such Partner in connection with the performance by such Partner of its obligations hereunder; provided, that such Partner shall be liable for any breach by such
           --------
Affiliate or professional advisor of any provision of this Section; and (vi) to a prospective purchaser of all or a portion of such Partner's Interest in connection with a sale in accordance with the terms of this Agreement; provided,
                                                                       --------
that such Partner shall be liable for any breach by such prospective purchaser of any provision of this Section. Except as provided in the preceding sentence, no Partner, nor any of its Affiliates, shall, during the periods referred to in such sentence, use any confidential or proprietary information with respect to the Partnership other than for the benefit of the Partnership.

          10.11     Non-Recourse.  The obligations of the Partners under this
                    ------------
Agreement are solely corporate obligations of such entities and no representation, undertaking or agreement made in this Agreement on the part of any Partner was made or intended to be made as a personal or individual representation, undertaking or agreement on the part of any partner, member, incorporator, stockholder, director, officer or agent (past, present or future) of any Partner, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against, any such partner, member, incorporator, stockholder, director, officer or agent, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever irrevocably waived and released.

          10.12     Further Actions.  Each Partner shall execute and deliver
                    ---------------
such other certificates, agreements and documents, and take such other actions, as may reasonably be required in connection with the formation and continuation of the Partnership and the achievement of its purposes.

          10.13     Survival.  Section 10.10 shall survive the termination of
                    --------
this Agreement, the dissolution of the

Partnership, the withdrawal of any Partner and the Transfer of the Interest of any Partner. Sections 4.5, 4.7 and 9.3 shall survive the termination of this Agreement and the dissolution of the Partnership.

          10.14     Governing Law.  The Partnership has been formed and is
                    -------------
continued under the laws of the State of New
York. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to principles of conflict of laws.

          10.15     No Right of Set-Off.  No Partner shall be entitled to offset
                    -------------------
against any of its financial obligations to the Partnership under this Agreement any obligation owed to it or any of its Affiliates by any other Partner or any of such other Partner's Affiliates.

          10.16     Expenses of the Parties.  All expenses incurred by or on
                    -----------------------
behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement, shall be borne solely by the party who shall have incurred the same.

          10.17     Unregistered Interests.  Each Partner (i) acknowledges that
                    ----------------------
the Interests are being acquired without registration under the Securities Act of 1933, as amended, or under similar provisions of state law, (ii) represents and warrants to the Partnership and the other Partners that it is acquiring the Interest for its own account, for investment and with no view to the distribution of the Interest, and (iii) agrees not to Transfer or attempt to Transfer such Interest in the absence of registration under that Act and any applicable state securities laws or an available exemption from such registration.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers or partners thereunto duly authorized as of the date first written above.

                    FOX SPORTS AD SALES HOLDINGS, LLC


                    By
                      ----------------------------------
                      Name: Dan Fawcett
                      Title: Senior Vice President


                     RAINBOW ADVERTISING HOLDINGS LLC

                     By:  RAINBOW MEDIA HOLDINGS, INC.
                              sole member

                    By
                      _____________________________________
                      Name: Hank Ratner
                      Title: Executive Vice President